Exhibit 10.48

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. 24b-2

LEASE OF SPACE

SINGLE-STORY OFFICE

SUMMARY OF BASIC LEASE TERMS

1.	Tenant: GEVO, INC., a Delaware corporation.

2.	Project/Building:

(a)	Project Name: 345 Inverness Drive South

(b)	Building Number: Building C, 345 Inverness Drive South, Englewood, Colorado 80112

(c)	Total Building Floor Area: 56,546 square feet

(d)	Total Project Floor Area: 175,287 square feet

3.	Demised Premises:

(a)	Total Floor Area: 29,865 square feet

(b)	Address: 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112

4.	Initial Lease Term:

(a)	Period: Thirty-six (36) months

(b)	Commencement Date: August 1, 2013

5.	Basic Rent:

Term	Sq. Ft.	$ Sq. Ft./NNN	Basic Rent/Mo.	Yearly Basic Rent
August 1, 2013 - July 31, 2014	29,865	[…***…]	[…***…]	[…***…]
August 1, 2014 - July 31, 2015	29,865	[…***…]	[…***…]	[…***…]
August 1, 2015 - July 31, 2016	29,865	[…***…]	[…***…]	[…***…]

6.	Additional Rent:

(a)	Initial Monthly Deposit for Taxes, Landlord’s Insurance and Common Facilities Charges: […***…]

(b)	Tenant’s Pro Rata Share of the Building (for Additional Rent): 52.82%

(c)	Tenant’s Pro Rata Share of the Project (for Additional Rent): 17.04%

7.	Initial Monthly Payment Due (for Basic Rent and Additional Rent): […***…] per month

* Confidential Treatment Requested

8.	Security Deposit Amount: […***…]

9.	Address for Payments and Notices to Landlord:

(a)	Address for Payments to Landlord:

Hines REIT 345 Inverness Drive, LLC

[…***…]

(b)	Address for Notices to Landlord:

[…***…]

with a copy to:

[…***…]

and to:

[…***…]

10.	Address for Notices to Tenant:

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

11.	Address for Billings to Tenant:

345 Inverness Drive South

Building C, Suite 310

Englewood, Colorado 80112

* Confidential Treatment Requested

12.	Permitted Use(s) by Tenant: Office, Research & Development, Biology and Chemistry lab use.

13.	Brokers:

(a)	Landlord is represented by Newmark Knight Frank Frederick Ross, which is acting as Landlord’s Broker.

(b)	Tenant is represented by Jones Lang LaSalle, which is acting as Tenant’s Broker.

14.	Parking: 149 unassigned parking spaces in close proximity to the Building (based upon 5.0 unassigned parking spaces per 1,000 square feet of Floor Area) which shall be free for the entire Lease Term. Such number of parking spaces to be increased in the same proportion if the Demised Premises are increased at any time during the Lease Term and any extensions thereof.

15.	Guarantor: NONE.

[The remainder of this page intentionally left blank]

3

LEASE OF SPACE

(Single-Story Office)

This Lease is made this 13th day of September, 2012 (the “Effective Date”), between HINES REIT 345 INVERNESS DRIVE, LLC, a Delaware limited liability company (“Landlord”) and GEVO, INC., a Delaware corporation (“Tenant”).

I.	GENERAL.

1.1 Consideration. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained.

1.2 Exhibits and Addenda to Lease. The Summary of Basic Lease Terms (“Summary”). Attachments, Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Summary, Attachments, Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Summary, Attachments, Exhibits and Addenda shall control. The Summary, Attachments, Exhibits and Addenda to this Lease are:

Summary of Basic Lease Terms

Exhibit A – Legal Descriptions of Land and Project

Exhibit B – Depiction of the Demised Premises

Exhibit C – Rules & Regulations

Exhibit D – Signage Specifications

Exhibit E – Work Letter

Rider 1 – Additional Provisions

II.	DEFINITIONS; DEMISE OF PREMISES.

2.1 Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

2.2 Demised Premises. The “Demised Premises” shall mean the space to be occupied by Tenant as depicted in Exhibit B attached hereto and cross-hatched thereon. The depiction of the Demised Premises on Exhibit B contains approximately the number of square feet of gross floor area (“Floor Area”) set forth in the Summary, which depiction is herein referred to as the “Space Plan”. The Demised Premises are within the Building which is located on the Land, as the terms Building and Land are hereinafter defined. Landlord and Tenant agree that, for all purposes of this Lease, the Floor Area of the Demised Premises, the Floor Area of the Building and the Floor Area of the Project as set forth in the Summary are controlling and are not subject to revision after the Effective Date except as otherwise provided herein.

2.3 Area and Address. The Demised Premises contains approximately the Floor Area set forth in the Summary. The address of the Demised Premises is the address set forth in the Summary.

2.4 Land. “Land” shall mean the parcel of real property more particularly described as the Land in Exhibit A attached hereto.

2.5 Building. “Building” shall mean the building commonly known as Building A and containing the Demised Premises, which is constructed on the Land and contains approximately the Floor Area set forth on the Summary.

2.6 Improvements. “Improvements” shall mean the Building, the Parking Area as hereinafter defined, and all other fixtures and improvements owned by Landlord on the Land, including landscaping thereon.

2.7 Project. “Project” shall mean the buildings and other improvements constructed or hereafter constructed on the Land described as the Project on Exhibit A attached hereto.

2.8 Property. “Property” shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, the Building and Improvements other than fixtures and personal property of Tenant and other users of space in the Building.

2.9 Common Facilities. “Common Facilities” shall mean all of the Property except (a) the Demised Premises and (b) the other premises in the Project leased or held for lease to other tenants. Common Facilities shall include the Parking Area and any walks and driveways. The Common Facilities may be augmented from time to time by Landlord as it deems reasonable under the circumstances so long as any change does not materially impact Tenant’s access or use of the Premises.

2.10 Parking Area. “Parking Area” shall mean that portion of the Common Facilities which is or is to be paved and otherwise improved for the parking of motor vehicles, as designated by Landlord from time to time in close proximity to the Building.

2.11 Use of Common Facilities and Parking Area. Tenant is hereby granted the non-exclusive right and license to use, in common with others entitled to such use, the Common Facilities, as it from time to time exists, subject to the rights of Landlord reserved herein. Tenant shall not unreasonably interfere, at any time, with the rights of Landlord and others entitled to use any part of the Common Facilities, and shall not store, either permanently or temporarily, any materials, supplies or equipment in or on the Common Facilities. Landlord shall have the right, at any time, to change, reduce or otherwise alter the Common Facilities which may impact the Demised Premises, in its sole and subjective discretion and without compensation to Tenant, provided, however, such change (a) does not impact Tenant’s ability to conduct its business at the Demised Premises, (b) does not materially change the view, or the perceived image of the Demised Premises, (c) does not materially impact Tenant’s or visitors access to the Demised Premises, (d) does not increase any operating costs or Common Facility Charges (e) does not reduce services or accessibility of services, (f) does not reduce the number of Tenant’s parking spaces available to Tenant as provided in the Summary, and (g) permits reasonable access to loading areas and to the Demised Premises, subject to the provisions of Section 2.12. Landlord may use any of the Common Facilities, including one or more street entrances to the Project, as are necessary in Landlord’s reasonable judgment, for the purpose of completing or making repairs or alterations in any portion of the Project. Landlord reserves the right to the roof, the demising floors, walls and ceilings, and the exterior walls of the Building, and all telecommunications and utilities chases, ducts or other passageways located within the Demised Premises, the Building or the Project (the “Reserved Area”). The installation of any telecommunications or utilities wires, cables or other equipment or facilities in the Reserved Area by Tenant or any other service provider of Tenant shall be subject to the prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed. Landlord shall be entitled to allocate the available space in the Reserved Area as Landlord determines from time to time on a proportionate share based on the percent occupied by Tenant of the Building. If Landlord determines that Tenant’s use of the Reserved Area shall require additional improvements or other costs to Landlord, Landlord shall be entitled to charge such unreasonable costs to Tenant as a condition precedent to its consent.

2.12 Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided a Default by Tenant (as hereinafter defined) has not occurred, and provided that Tenant keeps, observes and performs its covenants and agreements contained in this Lease, Tenant shall have quiet possession of the Demised Premises and such possession shall not be disturbed or interfered with by Landlord or any party claiming through Landlord. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Project from public streets caused by construction work or other actions taken by governmental authorities or any other cause not entirely reasonably within Landlord’s control, and such circumstances shall not constitute a constructive eviction of Tenant nor give rise to any right of Tenant against Landlord.

2.13 Condition of Demised Premises. Tenant covenants and agrees that, upon taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises “as is” and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Demised Premises. Tenant’s acceptance of the Demised Premises shall constitute its acknowledgment that the Demised Premises was in good condition, order and repair at the time of such acceptance including, without limitation, all doors, any loading dock doors, dock levelers, related dock systems and areas, and all other mechanical and electrical systems.

2.14 Relocation. [Intentionally deleted].

III.	TERM OF LEASE.

3.1 Initial Lease Term; Lease Term. “Initial Lease Term” shall mean the period of time specified in the Summary commencing at noon on the Commencement Date specified in the Summary and expiring at noon on July 31, 2016 (the Initial Lease Term together with any extensions thereof is herein referred to as the “Lease Term”).

IV.	RENT AND OTHER AMOUNTS PAYABLE.

4.1 Basic Rent. Tenant covenants and agrees to pay to Landlord, without offset, reduction, deduction, counterclaim or abatement (except as otherwise expressly set forth in this

Lease), basic rent for the Lease Term in the amount specified as basic rent in the Summary (“Basic Rent”). The term “year” and subsequent years as described in the Summary shall mean: (a) as to the first year of the Lease Term, the period of time beginning on the Commencement Date of the Initial Lease Term and ending upon the last day of the calendar month falling on or after the first anniversary of the Initial Lease Term; and (b) for subsequent years, the corresponding period of time commencing upon the expiration of the previous year and ending one (1) year thereafter.

4.2 Monthly Payments. Basic Rent shall be payable monthly in advance, without notice, in equal installments in the amount of monthly rent specified in the Summary. The first such monthly installment shall be due and payable upon the Effective Date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited in the Summary during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated based on a thirty (30) day month. Acceptance of Basic Rent or any other sums payable by Tenant to Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant.

4.3 Place of Payments. Basic Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in the Summary, or such other place as Landlord may, from time to time but with not less than thirty (30) days prior notice to Tenant, designate in writing.

4.4 Lease a Net Lease and Rent Absolute. It is the intent of the parties that the Basic Rent provided in this Lease shall be a net payment to Landlord; that this Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Demised Premises, including any damage or destruction affecting the Demised Premises, and any action by governmental authority relating to or affecting the Demised Premises, except as otherwise specifically provided in this Lease; that the Basic Rent and Additional Rent shall be absolutely payable without offset, reduction, deduction, counterclaim, or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Demised Premises or provide any services or do any act in connection with the Demised Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Basic Rent, Additional Rent to cover costs and expenses relating to the Demised Premises, the Common Facilities, and the Property, all as hereinafter provided.

4.5 Additional Rent. Tenant covenants and agrees to pay, as additional rent under this Lease (“Additional Rent”), without offset, reduction, deduction, counterclaim or abatement (except as otherwise expressly set forth in this Lease), all costs and expenses relating to the use, operation, maintenance and repair of the Demised Premises by Tenant; Tenant’s Pro Rata Share (as defined in Section 4.6) of the Common Facilities Charges (as defined in Section 7.2): Tenant’s Pro Rata Share of all Taxes (as defined in Section 5.1) and Landlord’s Insurance (as defined in Section 4.7); and all other costs and expenses which Tenant is obligated to pay to Landlord or any other person or entity under this Lease, whether or not stated or characterized as Additional Rent.

4.6 Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” shall mean the percentage set forth in the Summary as Tenant’s Pro Rata Share which is the percentage derived by dividing the Floor Area of the Demised Premises, as initially set forth in the Summary by the Floor Area of the Building or the Project, as the case may be, as initially set forth in the Summary. Landlord and Tenant agree that such approximations of Floor Area of the Demised Premises, the Building and the Project are reasonable, and that the calculations of Basic Rent and Tenant’s Pro Rata Share based on such approximations are not subject to revision under any circumstances, except as expressly provided in this Section 4.6. If the Floor Area of the Demised Premises, the Building, or the Project are ever remeasured, the result may only be used to adjust the identification thereof, and neither Landlord nor Tenant shall be entitled to claim an increase or decrease in the amount of the monthly Basic Rent specified in the Summary or the amount of Tenant’s Pro Rata Share specified in the Summary based upon such remeasurement. The Demised Premises shall be approximately as depicted in the Space Plan, provided, however, in no event shall Landlord be liable to Tenant or Tenant have any claims or rights against Landlord if the actual Floor Area of the Demised Premises is different than the estimated Floor Area of the Demised Premises herein provided. Notwithstanding anything to the contrary, if Landlord from time to time increases or reduces the Floor Area of the Building or constructs additional building(s) upon the Land or the Project, as the case may be, then Landlord shall recalculate Tenant’s Pro Rata Share using the formulas hereinabove set forth based upon the added or reduced Floor Area. Landlord shall be entitled to provide services for the Common Facilities for either the Building or the Project, as Landlord reasonably determines from time to time or may be necessary consistent with comparable services for Class A so-called “office flex” buildings (built after 1998). Landlord shall be entitled to charge from time to time all or any item of the Common Facilities Charges, Taxes, Landlord’s Insurance, or any other Additional Rent on the basis of either the Building or the Project subject to the terms of this Lease. For all items to be charged for the Building, the Tenant’s Pro Rata Share of the Building shall be used and, for all items relating to the Project, Tenant’s Pro Rata Share of the Project shall be used for the purposes of calculating such items, as determined by Landlord.

4.7 Monthly Deposits. Tenant shall pay, as Additional Rent, to Landlord, as a monthly deposit (“Monthly Deposit”), in advance, without notice, on the day that payment of Basic Rent is due, an amount equal to 1/12 of Landlord’s estimate of Tenant’s Pro Rata Share of Taxes, Property Insurance (defined in Section 6.1) and Liability Insurance (defined in Section 6.2) (such Property Insurance and Liability Insurance are collectively referred to herein as “Landlord’s Insurance”), and Common Facilities Charges.

4.8 Security Deposit. On or before the Commencement Date, Tenant shall deposit with Landlord, and will keep on deposit at all times during the Lease Term, the amount set forth in Section 8 of the Summary, as security for the payment by Tenant of all rent and other amounts agreed to be paid and for the performance of all the terms and conditions of this Lease to be performed by Tenant (the “Security Deposit”). If Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use the Security Deposit, or so much as is necessary, in payment of any rent or other amounts in default, reimbursement of expenses incurred by Landlord, and payment of damages incurred by Landlord by reason of Tenant’s default. In such event, Tenant shall, on written demand of Landlord, promptly remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. If the Security Deposit is not utilized, it (or as much thereof as has not been utilized for such purposes)

shall be refunded to Tenant, or to whoever is then the holder of Tenant’s interest in this Lease, without interest, upon full performance of this Lease by Tenant. Landlord shall have the right to commingle the Security Deposit with other funds of Landlord and need not keep it in a trust account. Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises in the event such interest is sold, and Landlord shall then be discharged from further liability with respect to it. If claims of Landlord exceed the deposit, Tenant shall remain liable for the balance of such claims.

4.9 General Provisions as to Monthly Deposits and Security Deposit. Landlord may commingle the Security Deposit or Monthly Deposits with Landlord’s own funds and use such funds as Landlord determines. In no event shall Landlord be required to hold such funds in escrow or trust for Tenant. Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits and Security Deposit. In the event of a transfer by Landlord of Landlord’s interest in the Demised Premises, Landlord or the property manager of Landlord may deliver the remaining balance of any Monthly Deposits and Security Deposit to the transferee of Landlord’s interest, advise Tenant of the name and address of such transferee and Landlord and such property manager shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits and Security Deposit provided such transferee has agreed to assume the Landlord’s obligations under this Lease. In the event of a Transfer (as defined in Section 8.16) by Tenant of Tenant’s interest in this Lease, Landlord shall be entitled to return the Monthly Deposits and Security Deposit to Tenant’s successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Monthly Deposits and Security Deposit.

4.10 Annual Adjustment. On or before May 1 following the end of each calendar year of the Lease Term (or as soon thereafter as is reasonably practical), Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year (the “Statement”). The Statement shall also set forth the estimated the Monthly Deposits for the current calendar year. If Landlord determines that the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year exceeds the Monthly Deposits for such previous calendar year, Tenant shall pay to Landlord, within thirty (30) days after receipt of the Statement, such deficiency in the amount reflected in the Statement. If Landlord determines that the Monthly Deposits exceeded the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges for the previous calendar year, the excess amount shall, at Landlord’s option, and except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Basic Rent, Additional Rent or other amounts next payable by Tenant under this Lease. If Tenant disputes any Statement submitted by Landlord, including the estimated Monthly Deposits, Tenant shall give Landlord notice of such dispute within sixty (60) days after Landlord provides the Statement to Tenant. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute that particular Statement and Tenant shall be deemed to have accepted the calculation of the Taxes, Landlord’s Insurance and Common Facilities Charges and Tenant’s Pro Rata Share thereof for such calendar year, and neither Landlord nor Tenant shall thereafter be entitled to dispute or object to that particular Statement or the calculation thereof. If Tenant timely objects and provided that Tenant has paid the entire amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges and is not in default of its obligations under this Lease, then Tenant for a period of sixty (60) days after Tenant’s notice may, on a non-contingency fee basis, engage its own certified public accountant (“Tenant’s Accountant”) to verify the accuracy of the Statement objected to by Tenant. During such 60-day period, Tenant’s Accountant shall be entitled to examine the books and records of Landlord pertaining to that particular Statement, which examination shall be conducted only during the regular business hours of Landlord at the office where Landlord maintains such books and records. Tenant’s Accountant shall enter into a commercially reasonable confidentiality agreement with Landlord. Tenant shall deliver to Landlord copies of all audits, reports or other results from its examination within fifteen (15) days after receipt thereof by Tenant. All costs incurred by Tenant for Tenant’s Accountant shall be paid by Tenant. Notwithstanding any pending dispute, Tenant shall continue to pay Landlord the amount of the estimated Monthly Deposits until such amount has been determined to be incorrect. The amounts of Taxes, Landlord’s Insurance and Common Facilities Charges payable by Tenant for the calendar years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment is due for Taxes, Landlord’s Insurance and Common Facilities Charges, Landlord shall make payment of Taxes, Landlord’s Insurance and Common Facilities Charges, to the extent of funds from Monthly Deposits are available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Except for Landlord’s obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant’s obligation to pay Taxes and to maintain insurance as elsewhere provided in this Lease. The obligations of the parties under this Section shall survive the termination or expiration of this Lease or the early termination of Tenant’s right to occupy the Demised Premises. All costs incurred by Tenant for Tenant’s Accountants shall be paid by Tenant, unless as a result of Tenant’s audit it is determined that the amount charged Tenant as Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges exceeded the actual amount thereof by five percent (5%) or more, in which event Landlord shall reimburse Tenant for the reasonable cost of Tenant’s audit within thirty (30) days after receipt thereof (which costs (i) must be determined on a reasonable hourly basis, and not a percentage or contingent fee basis and (ii) shall not exceed […***…]).

4.11 Partial Occupancy. For purposes of determining Tenant’s Pro Rata Share of the Common Facilities Charges that vary based on occupancy and any other costs that vary by occupancy (collectively, “Variable Expenses”), if the Building or the Project is not fully occupied during all or a portion of any calendar year, Landlord may make appropriate adjustments to Variable Expenses for such calendar year to determine the amount of Variable Expenses that would have been paid or incurred by Landlord had the Building or the Project been 95% occupied, and the amount so determined shall be deemed to have been the amount of Variable Operating Expenses for such calendar year.

V.	TAXES.

5.1 Covenant to Pay Taxes. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of Taxes, as hereinafter defined, which accrue during or are attributable to the Lease Term, as it may be extended from time to time. “Taxes” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or

7	* Confidential Treatment Requested

the Project (as the case may be), or any part thereof, or upon any building, improvements or personal property at any time situated thereon. Any expenses incurred by Landlord in obtaining or attempting to obtain or negotiating a reduction of any Taxes (including any interest due on such Taxes or on monies used to pay such Taxes) shall be added to and included in the amount of any such Taxes; provided, however, that any reduction in Taxes or refund received by Landlord for any year in which Tenant was required to, and did, pay Tenant’s Pro Rata Share of Taxes shall reduce Taxes for such year.

5.2 Proration at Commencement and Expiration of Term. Taxes shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the commencement date of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Additionally, for the year in which the Lease Term expires, Tenant shall be liable without proration for the full amount of Taxes relating to any improvements, fixtures, equipment or personal property which Tenant is required to remove or in fact removes as of the expiration of the Lease Term. Proration of Taxes shall be made on the basis of actual Taxes. Tenant’s Pro Rata Share of Taxes for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided.

5.3 Special Assessments. If any Taxes are payable in installments over a period of years, Tenant shall be responsible only for installments for periods during the Lease Term with proration, as above provided, of any installment payable prior to the commencement date or after the expiration date of the Lease Term.

5.4 New or Additional Taxes. Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes shall include any Taxes of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property or the Project (as the case may be), if such tax shall be based upon or arise out of the ownership, use or operation of or the rents received therefrom, other than income taxes, transfer taxes or estate taxes of Landlord. For the purposes of computing Tenant’s liability for such new type of tax or assessment, the Property shall be deemed the only property of Landlord.

5.5 Landlord’s Sole Right to Contest Taxes. Landlord shall have the sole right to contest any Taxes. Landlord shall credit Tenant with Tenant’s Pro Rata Share of any abatement, reduction or recovery of any Taxes attributable to the Lease Term less Tenant’s Pro Rata Share of all reasonable costs and expenses incurred by Landlord, including attorney’s fees, in connection with such abatement, reduction or recovery.

VI.	INSURANCE.

6.1 Property Insurance. Landlord covenants and agrees to maintain property insurance (“Property Insurance”) for the Building, the shell and core of the Building and the Demised Premises in such amounts, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate, in its sole and subjective discretion, from time to time including, without limitation, extended coverage and insurance for loss of rent, boilers, exterior plate glass and other exterior glass. Property Insurance obtained by Landlord need not name Tenant as an additional insured party and may, at Landlord’s option, name any Mortgagee

(as hereinafter defined) as an additional insured party as its interests may appear. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of the Property Insurance obtained by Landlord for the Property or the Project (as the case may be) and the cost of any deductible under such Property Insurance.

6.2 Tenant’s Insurance. Tenant covenants and agrees to maintain throughout the Lease Term insurance coverage at least as broad as ISO Causes of Loss—Special Form Coverage against risk of direct physical loss or damage (commonly known as “all risk”) for the full replacement cost of Tenant’s equipment, fixtures, improvements, Changes (as hereinafter defined) and personal property in the Demised Premises (collectively “Physical Damage Insurance”). Tenant covenants and agrees to maintain throughout the Lease Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the state in which the Demised Premises are located and with a single limit of not less than […***…] per occurrence. Such policy shall name Landlord, its property manager and the Mortgagee as additional insureds, be primary to any other similar insurance as such additional insureds, and provide that it may not be cancelled or modified without at least thirty (30) days prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Demised Premises and prior to expiration or the then-current policy, Tenant shall deliver to Landlord certificates evidencing that insurance required under this Lease is in effect. Tenant covenants and agrees to obtain all other insurance, coverages, and endorsements customarily maintained by companies in the general business and use or reasonably requested by Landlord from time to time, including, without limitation, business interruption insurance and workers compensation insurance. The commercial general liability policy obtained by Tenant shall not contain any retention or self-insurance provision, except for Tenant’s customary deductible (not to exceed […***…]).

6.3 Liability Insurance. Landlord covenants and agrees to maintain a commercial general liability policy (“Liability Insurance”) covering the Common Facilities of the Property or the Project (as the case may be) in such amounts, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate, in its reasonable discretion consistent with market standards, for the entire Lease Term and extensions thereof. Liability Insurance obtained by Landlord need not name Tenant as an additional insured party and may, at Landlord’s option, name the Mortgagee as an additional insured party. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of the Liability Insurance obtained by Landlord and the cost of any deductible under the Liability Insurance.

6.4 Waiver of Recovery. Landlord and Tenant each waive all right of recovery against the other and its respective officers, partners, members, agents, representatives and employees for loss or damage to its real and personal property kept in or about the Building or the Project which is capable of being insured against under ISO Causes of Loss—Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Demised Premises, to the extent there is insurance carried by such party or required to be carried by such party under this Lease. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use all reasonable efforts to obtain an appropriate waiver of subrogation in the policies.

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6.5 Cooperation. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including execution and delivery of any proof of loss or other action required to such recovery.

VII.	OPERATING MAINTENANCE AND REPAIR EXPENSES.

7.1 Utility Charges. Tenant covenants and agrees to contract in Tenant’s own name and to pay, as Additional Rent, all charges for gas, electricity, light, heat, power, telephone, telecommunication, internet, or other data transmission or utility services used, rendered or supplied to or for the Demised Premises. If any such utility charges are not separately metered or billed to the Demised Premises, then Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share thereof to Landlord, which amount shall be included in the Common Facilities Charges.

7.2 Common Facilities Charges. Tenant covenants and agrees to pay, as Additional Rent, Tenant’s Pro Rata Share of Common Facilities Charges (as herein defined). The term “Common Facilities Charges” shall mean: all costs and expenses of operating, repairing, maintaining, upkeep and replacing of the Common Facilities, the Building, the Improvements, the Property and the Project including, without limitation, upkeep and replanting of grass, trees, shrubs and landscaping; removal of dirt, debris, obstructions and litter from the Parking Area, landscaped areas, sidewalks and driveways; trash and garbage disposal for the Common Facilities and the tenants of the Property or Project; exterior window washing; repairs, resurfacing, resealing, re-striping, sweeping and snow and ice removal from the Parking Area, sidewalks, and driveways; removal of graffiti and repair of vandalism; heating, ventilation and air conditioning units, systems, equipment and facilities (“HVAC”) serving the Demised Premises, the other premises leased to other tenants of the Property or the Project, the Building and the Common Facilities including, without limitation, replacement of filters, periodic inspections and any maintenance contracts (provided that Landlord shall not be obligated to carry any maintenance contracts); building signs; stairways; elevators; skylights; gas, electricity, light, heat, power and other utilities for the Common Facilities; extermination services; fire protection systems, monitoring and sprinkler systems; exterior painting; interior painting of the Common Facilities; replacement of interior light bulbs, light fixtures and ballasts in the Common Facilities; maintenance and repairs to roofs; repair, maintenance and replacement of damaged or broken exterior glass or windows; water and sewage disposal systems and charges; storm drainage systems and charges (including, without limitation, any detention, drainage or pond areas located within the Project); irrigation and landscaping sprinkler systems; association assessments, dues and fees; supplies and the cost of any rental of equipment in implementing such services; wages, salaries, compensation, taxes, medical and other insurance, pension and retirement plans, and all other benefits and costs of personnel engaged in the operation, management, maintenance, service or security of the Property or Project including, without limitation, property managers and all other personnel for the daily supervision and performance thereof; charges for professional property management fees for the Project (collectively, “Management Fees”), not to exceed […***…]; all deductibles for Landlord’s Insurance; all alterations, additions, improvements and other capital expenditures for the Property or Project (a) in order to conform to changes subsequent to the date of this Lease in any laws, ordinances, rules, regulations or orders of any applicable governmental authority, or (b) which are intended as a cost or labor saving device or to effect other economies in the operation of the Property or Project, but only to the extent of such cost

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savings, subject to amortization of such costs at a market rate of interest over the useful life thereof, as determined by generally accepted accounting practices; and personal property taxes, licenses and permits. The Common Facilities Charges shall not be subject to amortization except as otherwise expressly herein required. Landlord may cause any or all of such services to be provided by independent contractor(s) and sub-contractor(s). The cost of personnel shall be prorated if such personnel provides services for other properties in addition to the Property or Project. Notwithstanding the foregoing, Tenant shall have no responsibility for any Common Facilities Charges payable with respect to the following: (1) repairs, restoration or other work occasioned by fire, wind, the elements or other casualty to the extent covered by property casualty insurance on the Property; (2) income and franchise taxes of Landlord; (3) except in the event of a Default by Tenant hereunder, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for renovating of space for new tenants; (4) interest or principal payments on any mortgage or other indebtedness of Landlord; (5) any depreciation allowance or expense; (6) operating/maintenance expenses which are the exclusive responsibility of a tenant other than Tenant; (7) any increase in insurance premiums for insurance required to be carried by Landlord hereunder if caused by the particular use of a tenant other than Tenant; (8) costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Property and Demised Premises, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, financing, mortgaging or otherwise transferring any of Landlord’s interest in the Demised Premises and outside fees paid in connection with disputes with prior or future tenants; (9) costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors; (10) costs for which the Landlord has been reimbursed by any insurance of the Landlord or any prior or future tenant of all or any part of the Demised Premises; (11) any bad debt loss, rent or reserves for. bad debts; (12) any fines, penalties or interest incurred by the Landlord not relating to any amounts Tenant has failed to pay under this Lease; (13) any costs related to any heating, ventilation and air conditioning units, systems, equipment and facilities including service contracts (“HVAC”) for which Landlord has been directly reimbursed by Tenant; (14) any costs of any services sold or provided to Tenant for which Landlord or its managing agent is directly reimbursed by Tenant (including, without limitation, the costs of any maintenance contracts for HVAC entered into by Landlord); (15) the capital cost of construction of or additions or replacement to the Property or the Project or any part thereof, except as provided in (a) or (b) above (16) ground lease payments and other finance charges; (17) leasing commissions, attorney’s fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the building, or with prospective tenants or costs incurred in marketing the building; (18) renovating or otherwise improving or decorating, painting or redecorating any tenant space; (19) Landlord’s costs of electricity, water or other utilities which are provided without cost to certain tenants of the building and not supplied to all tenants of the building or which are sold separately to tenants of the building for which Landlord is entitled to be reimbursed; (20) any expense in connection with services or other benefits of a type or quality which Tenant is not entitled to receive under this Lease but which are provided without reimbursement by direct payment to another tenant or occupant of the building; (21) costs due to violation by Landlord or its agent of the terms and conditions of any lease or of any law, statute, ordinance, or of any insurance rating bureau or other quasi- public authority, or of any debt agreement or ground lease; (22) except for Management Fees, overhead and profit paid to subsidiaries or affiliates of Landlord for services in excess of […***…] on or to the Buildings or Project to the extent that the services exceed competitive costs of such services; (23) advertising and promotional expenses; (24) rental and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building; (25) except for Management Fees, any cost in excess of […***…] paid to any person or entity related to Landlord which is in excess of the amount which would be paid absent such relationship; (26) any cost or expense for which Landlord is paid or reimbursed by any other person; (27) the cost of installing, operating and maintaining any specialty service such as broadcast facilities, an athletic or recreation club, and parking facilities; (28) costs of any cleaning of and rubbish removal from the Building relating to the initial and subsequent construction and renovation of any tenant space; (29) costs of sculptures, paintings and any other objects of art; (30) attorney’s fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the building or with prospective tenants or costs incurred in marketing the Building or the Project; (31) legal and other professional fees and expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants and other occupants or enforcing lease obligations, including, without limitation, court costs; and (32) expenses incurred by Landlord in connection with the transfer or disposition of the Land, Buildings or Project or any ground, underlying or overriding lease, including, without limitation, transfer, deed and gains taxes.

7.3 Tenant’s Maintenance Obligation. Tenant, at its sole cost and expense, shall maintain, repair, replace and keep the Demised Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction. Tenant shall perform or contract for and promptly pay, as Additional Rent, for trash and garbage disposal (to the extent that Tenant’s trash and garbage disposal requirements exceed the usual requirements of tenants in the applicable Building, as reasonably determined by Landlord), janitorial and cleaning services; security services, interior window washing services, interior painting, repair and replacement of all damage to doors (including, without limitation, any loading dock doors, dock levelers and related dock systems and areas), repair, maintenance and replacement of damaged or broken interior glass, plate glass and other breakable materials, and replacement of interior light bulbs, light fixtures and ballasts in or serving the Demised Premises. Tenant shall operate, maintain, repair and replace the pipes and other equipment and facilities for water, sewage and other utility services serving the Demised Premises from the point exclusively serving the Demised Premises, even if outside of the Demised Premises. All costs of maintenance and repairs by Tenant shall be considered Additional Rent hereunder. All maintenance and repairs to be performed by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Demised Premises or the Property.

7.4 Landlord’s Maintenance Obligation. Landlord shall maintain and replace the exterior walls and structural elements of the Buildings and systems and the Improvements, which shall be at Landlord’s sole cost except as expressly included in Common Facilities Charges. Landlord, at its sole cost and expense, shall be responsible for the replacement of the roofs of the Building and parking lots servicing the complex. Landlord’s maintenance obligation under this

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Section shall be determined in Landlord’s reasonable discretion consistent with comparable building in the area. For the purposes of this Section, all work and costs for the roofs of the Building and parking lots servicing the complex shall be considered to be maintenance and repairs included in the Common Facilities Charges, except for the replacement of the entire roofing system of the Building by Landlord hereunder.

7.5 Building Services.

(a) Landlord shall cause to be made available at general points of usage in the Demised Premises facilities for the supply of domestic hot (or tempered) and cold running water, and facilities for electric power for normal lighting and small office equipment. Tenant shall maintain the heating and air conditioning for the Demised Premises at such temperatures as are customary for similar quality office buildings in the area, as reasonably approved by Landlord, during not less than Normal Business Hours (as herein defined). Normal Business Hours shall mean the hours of 8:00 a.m. to 5:30 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, except during any governmental or bank holiday. Notwithstanding the foregoing and subject to the provisions of Section 7.5(b) below, it is acknowledged by Landlord and Tenant that Tenant may operate its computer rooms within the Premises on a 24 hour, 7 day a week basis.

(b) Tenant shall be entitled to connect high wattage electrical equipment (including, without limitation, computer equipment and large copy machines) and install heat generating equipment or machinery in the Demised Premises provided that Tenant, at its sole cost, shall be responsible for all alterations or improvements to the HVAC, electric or other utility systems serving the Demised Premises and subject to Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not make any alterations or improvements to the Demised Premises or install any equipment or machinery which would affect other HVAC systems in the Building. Tenant shall pay, as Additional Rent, the cost of any modifications to the electrical system or heating and air conditioning system of the Building necessitated by such usage and the cost of any additional electrical service provided to Tenant, unless billed directly to Tenant by the utility company.

(c) Except in the event of Landlord’s gross negligence or misconduct, Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of any utilities or services for the Demised Premises or the Building. Landlord may, with prior written notice to Tenant (except that no notice shall be required in the event of an emergency), cut off and discontinue any utilities and services when such discontinuance is necessary in order to make repairs or alterations or if otherwise required in connection with the fulfillment of Landlord’s obligations under this Lease; provided, however, Landlord shall use good faith efforts to minimize any interference with Tenant’s business operations. In no event shall Tenant be entitled to any abatement of rent as a result of the Demised Premises being rendered unusable for their intended purpose due to any such failure, interruption or reduction. No failure, interruption or reduction of utilities or services shall be construed as an eviction or disturbance of possession by Landlord and Tenant shall have no right to terminate this Lease as a result thereof. Notwithstanding anything in this Section 7 to the contrary, if (i) the Demised Premises, or a material portion of the Demised Premises, is made untenantable for a period in excess of five (5) consecutive business days as a result of an interruption of essential services, such as fire protection or water, that is a result of Landlord’s negligence or willful misconduct or is otherwise within Landlord’s reasonable control and (ii) Tenant is unable to, and does not, conduct its normal business operations in all or any material portion of the Demised Premises as a result thereof, then Tenant shall be entitled to receive an abatement of Basic Rent and Additional Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day of the service failure and ending on the day the service has been restored; provided, however, that (1) the foregoing conditional abatement of Basic Rent and Additional Rent shall not apply to the extent that the interruption is a result of Tenant’s negligence, willful misconduct or breach of this Lease and (ii) such abatement shall be in proportion to the portion of the Demised Premises which Tenant is unable to use. In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services. The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 9 of this Lease.

(d) Tenant shall promptly notify Landlord of any accidents or defects in the Building or the Project of which Tenant becomes aware, including defects in pipes, electric wiring and HVAC equipment, and of any condition which may cause injury or damage to the Building or the Project or any person or property therein.

7.6 Additional Services. If Tenant requests and Landlord agrees to provide any additional services which may be required by Tenant, including locksmithing, non-Project standard lamp replacement, additional janitorial services and maintenance, Tenant shall pay to Landlord, upon billing, all of Landlord’s costs for such additional services, plus an administrative fee equal to […***…] of such additional service. Charges for any service for which Tenant is required to pay hereunder shall be deemed to be Additional Rent and shall be billed monthly.

VIII.	OTHER COVENANTS OF TENANT.

8.1 Limitation of Use by Tenant. Tenant covenants and agrees to use the Demised Premises only for the use or uses set forth as Permitted Uses by Tenant in the Summary and for no other purposes, except with the prior written consent of Landlord, in its sole and subjective discretion.

8.2 Compliance with Laws. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction (collectively, “Laws”) and that the Demised Premises shall be used, kept and maintained in compliance with any such Laws and with the certificate of occupancy issued for the Building and the Demised Premises.

8.3 Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which might impair or increase the cost of insurance maintained with respect to the Demised Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

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8.4 No Waste. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Property which would constitute waste.

8.5 No Structural or Electrical Overloading. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which might impair the structural soundness of the Building, which might result in an overload of electrical lines serving the Building or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to immediately remedy the violation at Tenant’s expense and in compliance with all requirements of governmental authorities and insurance underwriters.

8.6 No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no materially noxious or offensive activity shall be carried on upon the Demised Premises or the Property nor shall anything be done or kept on the Demised Premises or the Property which may be or become a public or private nuisance or which may cause a material disturbance, or annoyance to others in the Building or on adjacent or nearby property.

8.7 No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall be emitted from the Demised Premises which is unreasonably bright or causes unreasonable glare, no sound shall be emitted from the Demised Premises which is unreasonably loud or annoying; and no odor shall be emitted from the Demised Premises which is or might be unreasonably noxious or offensive to others in the Building or on adjacent or nearby property.

8.8 No Unsightliness. Tenant covenants and agrees that no unsightliness shall be permitted on the Demised Premises which is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Demised Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Demised Premises except as may be enclosed within the Demised Premises; all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Demised Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Demised Premises without the prior written consent of Landlord, in its sole and subjective discretion.

8.9 No Animals. Tenant covenants and agrees that no animals shall be permitted or kept on the Demised Premises or the Property, except as may be required for any person with a disability.

8.10 Restriction on Signs and Exterior Lighting. Tenant covenants and agrees that, except as expressly set forth in Rider 1 attached hereto, no signs or advertising devices of any nature shall be erected or maintained by Tenant on the Demised Premises or the Property and no exterior lighting shall be permitted on the Demised Premises or the Property, except for signs complying with the signage specifications attached hereto as Exhibit D and approved by Landlord in writing, in its sole and subjective discretion.

8.11 No Violation of Covenants. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenant, condition or restriction affecting the Demised Premises or the Property.

8.12 Restriction on Changes and Alterations. Tenant covenants and agrees not to structurally improve, change, alter, add to, remove or demolish any improvements on the Demised Premises (“Changes”), without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed and unless Tenant complies with all conditions which may be imposed by Landlord, in its reasonable discretion, in connection with such consent; and unless Tenant pays, as Additional Rent, to Landlord the reasonable costs and expenses of Landlord for architectural, engineering or other consultants which may be reasonably incurred by Landlord in determining whether to approve any such Changes. Notwithstanding the foregoing, Landlord hereby consents to the Changes to be made as part of Tenant’s Work; provided, however, that such Changes are performed in accordance with the terms and conditions of the Work Letter attached hereto. Landlord’s consent to any Changes and the conditions imposed in connection therewith shall be subject to all reasonable requirements and restrictions of any Mortgagee. If such consent is given, no such Changes shall be permitted unless (a) Tenant shall have procured and paid for all necessary permits and authorizations from any governmental authorities having jurisdiction; (b) such Changes are located wholly within the Demised Premises, shall not adversely affect the structural integrity of the Building or the operation of the HVAC, plumbing, electrical, water, or sewer systems servicing the Building or the Property; (c) such Changes shall not affect or impair existing insurance on the Property; and (d) Tenant, at Tenant’s sole cost and expense, shall maintain or cause to be maintained workmen’s compensation insurance covering all persons employed in connection with the work and obtains liability insurance covering any loss or damage to persons or property arising in connection with any such Changes and such other insurance or bonds as Landlord may reasonably require. Tenant covenants and agrees that any Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all reasonable conditions imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Change shall be paid promptly when due and that the Change shall be accomplished free of mechanics’ and materialmen’s liens. Tenant covenants and agrees that all Changes shall become the property of the Landlord at the expiration or earlier termination of the Lease Term or the early termination of Tenant’s right to occupy the Demised Premises or, if Landlord so requests at the time Landlord consents to a particular Change, Tenant shall, at or prior to expiration of the Lease Term and at its sole cost and expense, remove such Change and repair any damage to the Demised Premises resulting from such removal. As used in this Lease, “Changes” include real property improvements (including fixtures) made to the Project as part of Tenant’s Work.

8.13 No Mechanic’s Liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanic’s, materialmen’s or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Demised Premises by, through or under Tenant. At least twenty (20) days prior to any Changes, Tenant shall provide written notice to Landlord of the date of commencement of any Changes. Landlord shall have the right, at any time and from time to time, to post and maintain on the Demised Premises and Building such notices as Landlord deems necessary to protect the Demised Premises against such liens. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord but in no event more than […***…] of the lien amount, to insure the payment of any amounts claimed, including interest and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien, including, without limitation, bonding, escrow or endorsement of the title insurance policy of Landlord and any Mortgagee. If Tenant so contests, then on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interest and costs, and shall cause the lien to be released and any judgment satisfied.

8.14 No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant’s interest in the Demised Premises and not to encumber the Demised Premises or Landlord’s or Tenant’s interest therein, without the prior written consent of Landlord, in its sole and subjective discretion, and to keep the Demised Premises free from all liens and encumbrances except liens and encumbrances existing upon the date of commencement of the Lease Term or liens and encumbrances created by Landlord.

8.15 Subordination to Landlord Mortgages.

(a) Tenant covenants and agrees that this Lease and Tenant’s interest in the Demised Premises shall be junior and subordinate to any mortgage or deed of trust (“Mortgage”) now or hereafter encumbering the Property. In the event of a foreclosure of any Mortgage, Tenant shall attorn to the party acquiring title to the Property as the result of such foreclosure. No act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such Mortgage, which subordination is self-executing, but Tenant covenants and agrees, upon request of Landlord, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any Mortgage in accordance with the foregoing provisions. Alternatively, Tenant covenants and agrees that, at the option of any mortgagee or holder of a Mortgage encumbering the Property (“Mortgagee”). Tenant shall execute commercially reasonable documents as may be necessary to establish this Lease and Tenant’s interest in the Demised Premises as superior to any such Mortgage within thirty (30) days after Tenant’s receipt thereof. If Tenant fails to execute any commercially reasonable documents required to be executed by Tenant under the provisions hereof, Tenant shall be deemed to have agreed to and be bound by the covenants, terms and conditions provided in such documents. If any Mortgagee or purchaser at foreclosure thereof, succeeds to the interest of Landlord in the Land or the Building, such person shall not be (i) liable for any act or omission of Landlord under this Lease; (ii) liable for the performance of Landlord’s covenants hereunder which arise prior to such person succeeding to the interest of Landlord hereunder (provided, however, such successor Landlord shall not be relieved of Landlord’s obligations that arise from and after such successor assumes this Lease); (iii) bound by the payment of any rent which Tenant may have paid more than one month in advance; (iv) liable for any security deposit which was not delivered to such person; or (v) bound by any modifications to this Lease to which such Mortgagee has not consented in writing,

(b) Within a reasonable time after Tenant’s written request, Landlord shall, subject to the terms and conditions of this Section 8.15(b) use reasonable efforts to obtain for

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Tenant from the existing Mortgagee a subordination, non-disturbance and attornment agreement on such Mortgagee’s standard form (each, a “SNDA”). Notwithstanding the foregoing, the Lease and Tenant’s obligations thereunder shall not be affected or impaired in any respect should any Mortgagee decline to enter into a SNDA. If such Mortgagee executes and delivers to Landlord a SNDA and Landlord delivers the same to Tenant, and Tenant either fails or refuses to execute and deliver the SNDA within 20 days following Landlord’s delivery of such SNDA to Tenant, then Landlord shall have no further obligation to obtain a SNDA for Tenant from such Mortgagee. In no event shall Landlord be required to (i) expend any material sums in its effort to obtain the SNDA, (ii) commence any litigation in order to obtain the SNDA or (iii) take any step which may, in Landlord’s judgment, have an adverse effect on its relationship with any Mortgagee. If any Mortgagee shall impose any fee as a condition of entering into the SNDA, Landlord may withdraw its request therefor unless, within 10 days after Landlord’s notice to Tenant as to such fee and the amount thereof, Tenant shall agree, in writing, to pay such fee.

8.16 No Assignment or Subletting.

(a) Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. A “Transfer” by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Demised Premises or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of the Demised Premises or of Tenant’s interest under this Lease or in the Demised Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Demised Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a Default by Tenant under this Lease. If Landlord consents to any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally, and as a principal, not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord’s prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to a Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant.

(b) If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord in writing the name of the proposed transferee, the effective date of the Transfer, the terms of the proposed Transfer, a copy of the proposed form of sublease or assignment, and such information as to the business, reputation, responsibility, and financial capacity of the transferee as Landlord shall reasonably require to evaluate the request. It shall be reasonable for the Landlord to withhold its consent to any Transfer where: (i) in the case of a sublease, the subtenant has not acknowledged that the provisions of this Lease control over any inconsistent provision in the sublease; or (ii) in Landlord’s reasonable opinion, the proposed transferee does not have the ability to perform its obligations under the assignment or sublease; or (iii) the intended use by the transferee would damage the goodwill or reputation of the Building; or (iv) the intended use is not compatible with other uses of the Building, conflicts with another tenant’s right to exclusive use, or is not permitted by applicable law or covenant. The foregoing criteria are not exhaustive, and Landlord may withhold consent to a Transfer on any other reasonable

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grounds. Tenant shall reimburse Landlord for all of Landlord’s costs incurred in connection with any request for consent to a Transfer, including, without limitation, a reasonable sum for attorneys’ fees not to exceed […***…].

(c) If Tenant consummates a Transfer other than a Permitted Transfer (as defined in Rider 1 attached hereto), Tenant shall pay over to Landlord, as Additional Rent, […***…] of all sums received by Tenant in excess of the rent payable by Tenant hereunder which is attributable on an equally allocable Floor Area basis, to any subletting of all or any portion of the Demised Premises so subleased, and […***…] of all consideration received on account of or attributable to any assignment of this Lease, in each case net of all expenses and costs incurred by Tenant in connection with such Transfer, including, without limitation, commissions, allowances, improvement costs and other concessions provided to the sublessee or assignee.

(d) If Landlord consents to a Transfer by Tenant, then any option to renew this Lease, right to extend the Lease Term, or option or right of refusal to expand the Demised Premises shall automatically terminate.

(e) Tenant covenants and agrees to pay, as Additional Rent to Landlord, the amount of […***…] as the total fee to compensate Landlord for processing such request whether or not the consent of Landlord is given to the Transfer requested by Tenant. Tenant shall pay such […***…] administrative charge, which shall be due and payable to Landlord at the time that Tenant submits such request for consent to the Transfer to Landlord. The payment of such administrative charge and other costs and expenses by Tenant shall be a condition precedent to the effectiveness of any consent by Landlord to such Transfer.

(f) Notwithstanding anything to the contrary, so long as Landlord has any comparable vacancy in the Project (or any pending vacancy in the Project), Tenant shall not be entitled to make a Transfer to an existing tenant of the Project, or any person or entity with whom Landlord or its Related Parties (as herein defined) negotiated any written proposal regarding a lease of space in the Project within the six (6) month period preceding Tenant’s request for such Transfer.

(g) For the purposes of this Lease, the term “Transfer” shall also include: the transfer or change, whether voluntary, involuntary or by operation of law, of forty-nine percent (49%) or more of the control or ownership, whether legal or beneficial, in Tenant within a twelve (12) month period; the dissolution, merger, consolidation or other reorganization of Tenant; or the withdrawal, resignation or termination of the majority of any general partners, managers or board of directors of Tenant. Notwithstanding the foregoing, Landlord acknowledges that Tenant is a publicly traded company and that this Section 8.16(g) shall not apply to Tenant so long as Tenant’s stock is traded on a public exchange or over the counter market.

(h) As a condition to Landlord’s consent to a Transfer by Tenant (including a Permitted Transfer), any assignee shall expressly assume all the obligations of Tenant under this Lease in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of such assignment, and any subtenant shall covenant to Landlord to comply with all obligations of Tenant under this Lease as applied to the

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portion of the Demised Premises so sublet and to attorn to Landlord, at Landlord’s written election, in the event of any termination of this Lease prior to the expiration date of the Lease Term, all of which shall be in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of such sublease.

(i) Notwithstanding anything to the contrary contained herein, in no event shall Tenant assign this Lease or enter into any Transfer for the possession, use, occupancy or utilization (collectively, “use”) of any part of the Demised Premises which (i) provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Demised Premises (other than an amount based on a fixed percentage or percentages of gross receipts or sales), and Tenant agrees that all assignments and subleases of any part of the Demised Premises shall provide that the person having an interest in the use of the Demised Premises shall not enter into any lease or sublease which provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Demised Premises (other than an amount based on a fixed percentage or percentages of gross receipts of sales), or (ii) would cause any portion of the amounts payable to Landlord hereunder to not constitute “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, and any such purported Transfer shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Demised Premises.

8.17 Annual Financial Statements. Tenant covenants and agrees to furnish to Landlord, within thirty (30) days after written request thereof from Landlord, copies of publicly available financial statements of Tenant and agrees that Landlord may deliver any such financial statements to any existing or prospective Mortgagee or purchaser of the Property. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant and, if regularly prepared by Tenant, a statement of sources and use of funds for the preceding fiscal year of Tenant. Landlord and any existing or prospective Mortgagee or purchaser of the Property must agree to take commercially reasonable steps to keep such financial statements confidential.

8.18 Payment of Income and Other Taxes. Tenant covenants and agrees to pay, as Additional Rent, promptly when due, all personal property taxes on personal property of Tenant on the Demised Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant’s employees, the nonpayment of which might give rise to a lien on the Demised Premises or Tenant’s interest therein, and to furnish, if requested by Landlord, evidence of such payments.

8.19 Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, within ten (10) business days after Landlord’s written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Basic Rent has been paid; stating the amount of the Security Deposit held by Landlord; stating the amount of the Monthly Deposits held by Landlord for the then tax and insurance year; stating that there have been no defaults by Landlord or Tenant and no event which with the giving of notice or the passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); and stating such other matters concerning this Lease as Landlord may reasonably request.

Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective Mortgagee or purchaser of the Property. If Tenant fails to deliver such a statement within such 10-business day period, Landlord may send a second request to Tenant (each, an “Estoppel Reminder Notice”). Tenant agrees that a failure to deliver such a statement within three (3) business days after receipt of an Estoppel Reminder Notice shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord or Tenant under this Lease except as may be represented by Landlord; and that any representation by Landlord with respect to Basic Rent, the Security Deposit, the Monthly Deposits and any other permitted matter are true.

8.20 Landlord Right to Inspect and Show Premises and to Install “For Sale” Signs. Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right upon reasonable prior written notice, to enter the Demised Premises at any reasonable time during ordinary business hours (or at any time in the event of an emergency) for the purposes of inspecting, repairing or maintaining the same or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Demised Premises to any existing or prospective Mortgagee, purchaser or tenant (so long as tenant is not a direct competitor of Tenant and Landlord provides at least 48 hours notice) of the Property or the Demised Premises. Tenant covenants and agrees that Landlord may at any time in the last six (6) months of the Lease Term or any extension, and from time to time place on the Property or the Demised Premises a sign advertising the Property or the Demised Premises for sale or for lease.

8.21 Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Demised Premises, including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment other than Tenant’s trade fixtures, personal property, and Tenant’s Equipment (defined below), whether or not attached to or affixed to the Demised Premises, and whether now or hereafter located upon the Demised Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term or upon the early termination of Tenant’s right to occupy the Demised Premises.

8.22 Removal of Tenant’s Equipment. Tenant covenants and agrees to remove, at or prior to the expiration or earlier termination of the Lease Term or at the early termination of Tenant’s right to occupy the Demised Premises, all of Tenant’s Equipment, as hereinafter defined. “Tenant’s Equipment” shall mean all equipment, apparatus, machinery, signs, furniture, furnishings, trade fixtures and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Demised Premises) including any HVAC equipment used in or servicing the laboratory area of the Demised Premises. If such removal shall injure or damage the Demised Premises Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term or at the early termination of Tenant’s right to occupy the Demised Premises, to repair such injury and damage in good and workmanlike fashion and to place the Demised Premises in the same condition as the Demised Premises would have been in if such Tenant’s Equipment had not been installed. If Tenant fails to remove any of Tenant’s Equipment by the expiration of the Lease Term or at the early termination of Tenant’s right to occupy the Demised Premises, Landlord may, at its option, keep and retain any such Tenant’s Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant, any costs or expenses of Landlord in removing the same and in restoring the Demised Premises, in excess of the actual proceeds, if any, received by Landlord from disposition thereof. Tenant releases and discharges Landlord from any and all claims and liabilities of any kind arising out of Landlord’s disposition of Tenant’s Equipment.

8.23 Tenant Indemnification of Landlord. Except in the event of a violation by Landlord of its obligations in Section 8.24, Tenant covenants and agrees to protect, indemnify, defend and save Landlord and Landlord’s managers, employees, agents, beneficiaries, successors, assigns and other related parties (“Related Parties”) harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees (collectively, “Claims”), imposed upon, incurred by or asserted against Landlord or its Related Parties, except to the extent caused by the negligence or intentional misconduct of Landlord or such Related Parties, by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Demised Premises; (b) any act or omission of Tenant or Tenant’s agents, officers or employees or any other person entering upon the Demised Premises under express or implied invitation of Tenant (collectively, “Tenant’s Agents”): (c) any use which may be made of, or condition existing upon, the Demised Premises; (d) any improvements, fixtures or equipment upon the Demised Premises; (e) any failure on the part of Tenant or Tenant’s Agents to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction over Tenant or Tenant’s Agents; or (g) any repairs, maintenance or Changes to the Demised Premises by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord or its Related Parties by reason of any of the foregoing, Tenant shall, at Tenant’s sole cost and expense, defend Landlord in any such action, suit or proceeding with counsel reasonably acceptable to Landlord.

8.24 Landlord Indemnification of Tenant. Landlord covenants and agrees to protect, indemnify, defend and save Tenant harmless from and against all Claims imposed upon, incurred by, or asserted against Tenant by reason of (a) Landlord’s negligence or willful misconduct; or (b) Claims arising in the Common Areas (except to the extent caused by the negligence or intentional misconduct of Tenant or Tenant’s Agents). Tenant waives and releases any claims Tenant may have against Landlord or its Related Parties for loss, damage or injury to person or property sustained by Tenant or Tenant’s Agents resulting from any cause whatsoever other than gross negligence or willful misconduct of Landlord. Notwithstanding anything to the contrary, the indemnification of Tenant by Landlord provided in this Section 8.24 shall be subject to all waivers, limitations and restrictions otherwise provided in this Lease. Notwithstanding anything to the contrary, Landlord and its Related Parties shall not be personally liable with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the interest of Landlord in the Property and the proceeds therefrom in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever.

8.25 Release upon Transfer by Landlord. In the event of a transfer by Landlord of the Property or of Landlord’s interest as Landlord under this Lease, Landlord’s successor or assign shall take subject to and be bound by this Lease and in such event, Tenant covenants and agrees that Landlord and its Related Parties shall be released from all obligations of Landlord under this Lease, except obligations which arose prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord’s successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord’s successor or assign, Tenant shall attorn to such successor or assign.

8.26 Rules and Regulations. Tenant shall observe and comply with rules and regulations attached hereto as Exhibit C, which may be amended from time to time by Landlord by providing written notice thereof to Tenant so long as such amendments do not materially increase or Tenant’s obligations or decrease Tenant’s rights under the Lease. Landlord shall enforce the rules and regulations uniformly with respect to all tenants or occupants of the project. Landlord shall not be responsible to Tenant for the failure of any other tenant of the Project to observe or comply with any of the rules or regulations. In the event of a conflict between the rules and regulations and this Lease, the terms of this Lease shall govern and control.

8.27 Tenant’s Representations, Warranties and Covenants Concerning Use of Hazardous Substances.

(a) Tenant shall, without cost or expense to Landlord, keep and maintain the Demised Premises in good condition, ordinary wear and tear and damage by fire or other casualty and condemnation excepted, and promptly respond to and clean up any release or threatened release of any Hazardous Substance (as hereinafter defined) into the drainage systems, soil, surface water, groundwater, or atmosphere, in accordance with Applicable Environmental Law (as hereinafter defined), and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Hazardous Substances; provided, however, Tenant’s obligations under this sentence shall not include any releases of Hazardous Substances that (i) existed on the Property on the commencement of the Lease Term unless caused by any act or omission of Tenant or Tenant’s Agents, or (ii) were not caused by Tenant’s operations at the Property.

(b) Tenant and Tenant’s Agents shall not use, store, generate, treat, transport, or dispose of any Hazardous Substance at the Property without first obtaining Landlord’s written approval, which consent shall be in Landlord’s sole and subjective discretion, except for commercially reasonable amounts of Hazardous Substances used in the ordinary course of Tenant’s operations at the Property which are used and stored in compliance with all Applicable Environmental Laws.

(c) Every twelve (12) months, beginning first anniversary of the Commencement Date, Tenant shall provide Landlord with a written report listing the following items, if such occurred during the preceding twelve (12) months): (i) all Hazardous Substances which were used at the Demised Premises by the Tenant (not including customary and ordinary office products and cleansers or Hazardous Substances identified on Tenant’s prior written reports under this Section 8.26(c)); (ii) all releases of Hazardous Substances that occurred or were discovered at the Property; and (iii) all instances of materials non-compliance with Applicable Environmental Laws, including all contacts with government agencies or private parties of any kind concerning Hazardous Substances.

(d) Tenant shall permit Landlord and its Related Parties to enter into and upon the Demised Premises, without notice, at all reasonable times (or at any time in the event of an emergency) for the purpose of inspecting the Demised Premises and all activities thereon, including activities involving Hazardous Substances, or for purposes of maintaining any Building. Such right of entry and inspection shall not constitute managerial or operational control by Landlord over any activities or operations conducted on the Property by Tenant.

(e) Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against Landlord or its Related Parties, under any Applicable Environmental Laws, arising from, or in any way connected to, Tenant’s operations at the Property, except to the extent caused by negligence or willful misconduct of Landlord or such Related Parties, This indemnity specifically includes the direct obligation of Tenant to perform any remedial or other activities required, ordered, recommended or requested by any agency, government official or third party, or otherwise necessary to avoid or minimize injury or liability to any person, or to prevent the spread of pollution, however it came to be located thereon (hereinafter, the “Remedial Work”). Tenant shall perform all Remedial Work in its own name in accordance with Applicable Environmental Laws. Without waiving its rights hereunder, if Tenant fails to conduct the Remedial Work in a timely and reasonable fashion, Landlord may, at its option, perform the Remedial Work and thereafter seek reimbursement for the costs thereof Tenant shall permit Landlord access to the Property to perform any Remedial Work. Whenever Landlord has incurred costs described in this Section, Tenant shall, within ten (10) days of receipt of notice thereof, reimburse Landlord for all such expenses together with interest from the date of expenditure at the rate provided in Section 12.9 hereof.

(f) Without limiting its obligations under any other Section of this Lease, Tenant shall be responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the Property resulting from the acts of Tenant or Tenant’s Agents, except to the extent caused by the negligence or willful misconduct of Landlord or such Related Parties. The responsibility conferred under this Section includes but is not limited to responding to such orders on behalf of Landlord and defending against any assertion of Landlord’s financial responsibility or individual duty to perform under such orders. Tenant assumes all liabilities or responsibilities which are assessed against Landlord in any action described under this Section.

(g) Landlord consents to Tenant’s use of ordinary office products and the materials and products used in Tenant’s research and development activities and in customary quantities so used within the Demised Premises, in accordance with Applicable Environmental laws and the terms and conditions of this Lease.

(h) “Hazardous Substance(s)” shall mean any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any of the Applicable Environmental Laws (as hereinafter defined); oil and petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under any of the Applicable Environmental Laws; asbestos and asbestos containing materials, PCBs and other substances regulated under any of the Applicable Environmental Laws; raw materials; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communications Standard, 29 C.F.R. § 19.10.1200 et seq.; industrial process and pollution control wastes, whether or not defined as hazardous within the meaning of any Applicable Environmental Law; and any substance which at any time shall be listed as “hazardous” or “toxic” or regulated under any of the Applicable Environmental Laws.

(i) “Applicable Environmental Law(s)’ shall include, but shall not be limited to, all federal, state, and local statutes, ordinances, regulations and rules regulating the environmental quality, health, safety, contamination and cleanup including, without limitation, the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Water Quality Act of 1987, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. § 136 et seq.; the Marine Protection, Research and Sanctuaries Act, as amended, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, as amended, 42 U.S.C. § 4321 et seq.; the Noise Control Act, as amended, 42 U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 609 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. § 300(f) et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. § 2011 et seq.; the Nuclear Waste Policy Act of 1982, as amended, 42 U.S.C. § 10101 et seq.; and state superlien and environmental cleanup statutes, with implementing regulations and guidelines. Applicable Environmental Laws shall also include all federal, state, regional, county, municipal, agency, judicial and other local laws, statutes, ordinances, regulations, rules and rulings, whether currently in existence or hereinafter enacted or promulgated, that govern or relate to: (i) the existence, cleanup and/or remedy of contamination of property; (ii) the protection of the environment from spilled, deposited or otherwise emplaced contamination; (iii) the control of Hazardous Substances; or (iv) the use, generation, discharge, transportation, treatment, removal or recovery of Hazardous Substances.

IX.	DAMAGE OR DESTRUCTION

9.1 Tenant’s Notice of Damage. If any portion of the Demised Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (“Tenant’s Notice of Damage”).

9.2 Options to Terminate if Damage Substantial. Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Demised Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Demised Premises (“Landlord’s Notice of Repair Time”). If Landlord reasonably estimates that repair or restoration of the Demised Premises cannot be completed within […***…] from the time of Tenant’s Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. If, however, the damage or destruction was caused by the act or omission of Tenant or Tenant’s Agents, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that the

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repair or restoration cannot reasonably be completed within […***…] from the time of Tenant’s Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within thirty (30) days after Landlord’s Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire fifteen (15) days after the notice by either Landlord or Tenant exercising such party’s option to terminate this Lease. Following termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of Tenant’s Notice of Damage.

9.3 Option to Terminate if Damage to Building. If the Building shall be damaged or destroyed by fire or other casualty (though the Demised Premises may not be affected or if affected, can be repaired within […***…] to the extent of […***…] of the replacement value of the Building, Landlord may elect not to reconstruct or rebuild the Building. Upon written notice to Tenant given within twenty (20) days after Landlord’s Notice of Repair Time, this Lease shall terminate and Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent paid by Tenant for the period after such damage.

9.4 Obligations to Repair and Restore. If repair and restoration of the Demised Premises can be completed within the period specified in Section 9.2. in Landlord’s reasonable estimation, or if neither Landlord nor Tenant terminate this Lease as provided in Sections 9.2 or 9.3, then this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Demised Premises (including any improvements constructed by Landlord but excluding any alterations, improvements, Changes, fixtures and personal property constructed or owned by Tenant) to be repaired and restored with reasonable diligence to substantially the condition that existed prior to such fire or casualty, and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Demised Premises. If all repairs are not completed within such […***…] (subject to reasonable delays for insurance adjustments and Force Majeure, and also subject to zoning Laws and building codes then in effect), then Tenant may terminate the Lease upon fifteen (15) days prior written notice to Landlord delivered at any time before the Demised Premises are restored.

9.5 Application of Insurance Proceeds. The proceeds of any Property Insurance maintained on the Demised Premises by Landlord, other than property insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Demised Premises to be repaired and restored and further subject to any rights under any Mortgage encumbering the Property to such proceeds. Landlord’s obligation to repair and restore the Demised Premises provided in this Section 9 is limited to the repair and restoration that can be accomplished with the proceeds of any Property Insurance maintained on the Demised Premises. The amount of any such insurance proceeds is subject to any right of any Mortgagee to apply such proceeds to its secured debt under its Mortgage and any proceeds so applied shall not be considered available for repair and restoration.

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X.	CONDEMNATION.

10.1 Taking – Substantial Taking – Insubstantial Taking. A “Taking” shall mean the taking of all or any portion of the Demised Premises or the Building as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Demised Premises or the Building under the threat of condemnation. A “Substantial Taking” shall mean a Taking of […***…] or more of the Floor Area of either the Demised Premises or the Building or a substantial amount of the Parking Area. An “Insubstantial Taking” shall mean a Taking which does not constitute a Substantial Taking.

10.2 Termination on Substantial Taking. If there is a Substantial Taking with respect to the Demised Premises or the Building, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

10.3 Restoration on Insubstantial Taking. In the event of an Insubstantial Taking with respect to the Demised Premises or the Building, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Demised Premises (but excluding any alterations, improvements, Changes, fixtures and personal property constructed or owned by Tenant), less such Taking, to be restored as near as may be to the original condition thereof and there shall be abatement of Basic Rent and Additional Rent on a fair and equitable basis based on the extent of the space so taken.

10.4 Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking (“Award”) shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of this leasehold or the fee of the Demised Premises. Tenant hereby assigns to Landlord, all of Tenant’s right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Notwithstanding Landlord’s right to the entire Award, Tenant shall be entitled to a separate award, if any, for the loss of Tenant’s personal property, the loss of Tenant’s business and profits, and Tenant’s moving expenses to the extent Landlord’s award is not diminished.

XI.	DEFAULTS BY TENANT.

11.1 Defaults Generally. In the event that any of the following events shall occur, Tenant shall be deemed to be in default of Tenant’s obligations under this Lease (each of the following shall be referred to as a “Default by Tenant”).

11.2 Failure to Pay Rent or Other Amounts. A Default by Tenant shall exist if Tenant fails to pay Basic Rent, Additional Rent, Monthly Deposits, or any other amounts payable by Tenant within five (5) business days after notice to Tenant such rental or other amount is due under the terms of this Lease.

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11.3 Violation of Lease Terms. A Default by Tenant shall exist if Tenant breaches or fails to comply with any non-monetary agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant does not cure such breach or failure within thirty (30) days after written notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 30-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply within such 30-day period or shall not diligently proceed therewith to completion. Landlord shall not be required to give written notice of the same or any similar non-monetary default more than two (2) times in any twelve month period during the Lease Term, and thereafter Tenant’s failure to perform the same or any similar non-monetary agreement, term, covenant, or condition as and when required to be performed by Tenant under the terms of this Lease shall be a Default by Tenant without notice or demand.

11.4 Intentionally Omitted.

11.5 Transfer of Interest Without Consent. A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Demised Premises shall be transferred to or pass to or devolve upon any other party except in accordance with the terms and conditions of this Lease.

11.6 Execution and Attachment against Tenant. A Default by Tenant shall exist if Tenant’s interest under this Lease or in the Demised Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof.

11.7 Bankruptcy or Related Proceedings. A Default by Tenant shall exist if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

XII.	LANDLORD’S REMEDIES.

12.1 Remedies Generally. Upon the occurrence of any Default by Tenant and during the continuance thereof, Landlord shall have the right, at Landlord’s election, then or any time thereafter, to exercise any one or more of the following remedies.

12.2 Cure by Landlord. In the event of a Default by Tenant, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation, (a) a charge in the amount of […***…] of such advances, costs and expenses payable to Landlord to compensate for the administrative overhead attributable to such action, (b) reasonable attorneys’ fees, and (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien, with respect to the Demised Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Demised Premises and under this Lease. In the event that the Lease Term has expired or Tenant is no longer occupying the Demised Premises, Landlord shall be entitled to take such actions as provided under this Section 12.2 without Landlord being required to provide the notice to Tenant under Section 11.3.

12.3 Termination of Lease and Damages. In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Basic Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) the aggregate of the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate rental value of the Demised Premises for the balance of the Lease Term, both discounted to present worth at the rate of 8% per annum.

12.4 Repossession and Reletting. In the event of a Default by Tenant, Landlord may reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in said notice. Subject to applicable law, after recovering possession of the Demised Premises, Landlord shall use reasonable efforts to re-let the Demised Premises, or any part thereof, for the account of

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Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its reasonable discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider reasonably appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses, including reasonable attorneys’ fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible for or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord’s recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Landlord shall promptly refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Demised Premises, exceeds the amounts payable by Tenant under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith shall be made in determining the net amount recovered from such reletting.

12.5 Landlord’s Lien and Enforcement. [Intentionally deleted].

12.6 Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord’s election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

12.7 Recovery of Landlord Enforcement Costs. All costs and expenses incurred by the prevailing party in connection with an action for collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by either party, shall be paid by the non-prevailing party to the other upon demand.

12.8 Administrative Late Charge. Notwithstanding any other remedies for nonpayment of rent, if the monthly payment of Basic Rent and Additional Rent are not received by Landlord on or before the fifth (5th) day of the month for which such rental is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the fifth (5th) business day of the month next following the month in which Tenant was invoiced, an administrative late charge of […***…] of such past due amount shall become due and payable, as Additional Rent, in addition to such amounts owed under this Lease to help defray the additional cost to Landlord for processing such late payments.

12.9 Interest on Past-Due Payments and Advances. Tenant covenants and agrees to pay Landlord, as Additional Rent, interest on demand at the rate of […***…] per annum, compounded on a monthly basis, on the amount of any Basic Rent, Additional Rent or other charges not paid when due, from the date due and payable, and on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys’ fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord.

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12.10 Additional Damages. In the event of a Default by Tenant, Landlord shall be entitled to recover as damages, in addition to all other damages and remedies provided hereunder, an amount equal to the total of […***…].

12.11 Landlord’s Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

12.12 Remedies Cumulative. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord or Tenant at law or in equity.

XIII.	SURRENDER AND HOLDING OVER.

13.1 Surrender upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Demised Premises to Landlord broom clean, with all lighting, doors (including, without limitation, all loading dock doors, dock levelers, and related dock systems and areas), electrical and mechanical systems in good working order and condition, all walls in clean condition and holes or punctures in the walls repaired, and otherwise in the same condition as of the Commencement Date other than with respect to Tenant’s Work which may remain in place and ordinary wear and tear, damages from casualty and condemnation excepted. Tenant, at Landlord’s option, shall transfer the telephone services to Landlord instead of terminating such service account, provided that Landlord bears any costs of such transfer.

13.2 Holding Over. If Tenant shall hold over after the expiration of the Lease Term, without written agreement providing otherwise, Tenant shall be deemed to be a trespasser upon the Demised Premises. If Landlord consents in writing to such holdover, then Tenant shall be deemed to be a tenant from month to month, at a monthly rental, payable in advance, equal to […***…], and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord, if Tenant’s holdover period extends beyond one (1) month, may exercise any and all remedies at law or in equity to recover possession of the Demised Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Demised Premises and deliver possession to Landlord as herein provided.

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XIV.	MISCELLANEOUS.

14.1 No Implied Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord or Tenant to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant or a default by Landlord, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant or default by Landlord.

14.2 Survival of Provisions. The covenants, agreements and obligations of the parties hereto shall continue in force and effect and survive any expiration of the Lease Term or termination of this Lease or the early termination of Tenant’s right to occupy the Demised Premises.

14.3 Covenants Independent. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease.

14.4 Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

14.5 Tenant’s Remedies. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity under the circumstance to cure any such default, except in the case of emergencies. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to any Mortgagee of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord’s behalf but in no event less than thirty (30) days following such notice, except in the case of emergencies. In no event shall Landlord be responsible for any consequential damages incurred by Tenant including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder.

14.6 Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

14.7 No Recording. Neither this Lease nor any memorandum or other memorialization of this Lease shall be recorded in the records of any County Clerk and Recorder of the State of Colorado or any other public records without Landlord’s prior consent.

14.8 Notices and Demands. All billings under this Lease shall be provided by Landlord to Tenant at the address for billings set forth in the Summary by regular mail or personal delivery. All other notices and demands under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when personally delivered (via hand delivery or overnight carrier) or three (3) business days after mailing through the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the party to receive the notice at the address set forth for such party in the Summary or at such other address as either party may notify the other of in writing.

14.9 Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

14.10 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

14.11 Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

14.12 Governing Law. This Lease shall be interpreted and enforced according to the laws of the State of Colorado.

14.13 Entire Agreement. This Lease, the Summary, Attachments, Exhibits and Addenda referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the Demised Premises and Tenant’s occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

14.14 No Oral Amendment or Modifications. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

14.15 Format. This Lease has been prepared to reflect all additions and deletions negotiated between Landlord and Tenant from the initial form of this Lease submitted by Landlord to Tenant. All provisions and terms that are stricken are deletions and shall not be a part of this Lease; provided, however, a deletion from this Lease shall not be construed to create the opposite intent of the deleted provision. All provisions and terms which are underlined (other than headings, titles and captions) are additions and shall be part of this Lease. Tenant acknowledges that it has had the opportunity to thoroughly review and negotiate this Lease and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

14.16 Real Estate Brokers. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof, whether or not meritorious, other than the broker(s) listed as the Broker(s) on the Summary. Tenant acknowledges Landlord is not liable for any representations by Tenant’s Broker (as set forth in Section 13 of the Summary) or by Landlord’s Broker except as required in Section 14.17(c) regarding the Demised Premises, the Building, the Project, or this Lease.

14.17 Agency Disclosure.

(a) Landlord is represented by Newmark Knight Frank Frederick Ross, which is acting as Landlord’s agent (“Landlord’s Broker”). Landlord’s Broker is an agent for Landlord and not an agent for Tenant, unless Landlord’s Broker enters into a written agreement with Tenant to act as its agent. Landlord’s Broker owes duties to Landlord which include utmost good faith, loyalty and fidelity. Landlord’s Broker will negotiate on behalf of and act as an advocate for Landlord. Please do not tell Landlord’s Broker any information which you do not want to share with Landlord. Landlord is not vicariously liable for the acts of Landlord’s Broker that are not approved, directed or ratified by Landlord. Although Landlord’s Broker does not represent Tenant, Landlord’s Broker shall disclose to Tenant all adverse material facts about the Demised Premises actually known by Landlord’s Broker. Landlord’s Broker shall assist Tenant without regard to race, creed, sex, religion, national origin, familial status, marital status, or handicap.

(b) DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE SELLER (LANDLORD) AGENCY, BUYER (TENANT) AGENCY, OR TRANSACTION-BROKER.

(c) The definitions of real estate brokerage relationships are provided as follows: A landlord’s agent: (i) is engaged as a limited agent and works solely on behalf of the landlord; (ii) owes duties to the landlord which include the utmost good faith, loyalty and fidelity; (iii) will negotiate on behalf of and act as an advocate for the landlord; and (iv) must disclose to potential tenants only adverse material facts about the property actually known by the agent. A broker acting as a landlord’s agent may cooperate with other brokers but may not engage or create any subagents. A landlord is not vicariously liable for the acts of landlord’s agent that are not approved, directed or ratified by landlord. A separate written listing agreement is required which sets forth the duties and obligations of the parties, and notice of such agency relationship must be furnished to any prospective party to the proposed transaction in a timely manner. A tenant’s agent: (i) is engaged as a limited agent and works solely on behalf of the tenant; (ii) owes duties to the tenant which include the utmost good faith, loyalty and fidelity; (iii) will negotiate on behalf of and act as an advocate for the tenant; and (iv) must disclose to potential landlords only adverse material facts concerning the tenant’s financial ability to perform the terms of the transaction actually known by the agent. A tenant is not vicariously liable for the acts of tenant’s agent that are not approved, directed or ratified by tenant. A broker acting as a tenant’s agent owes no duty to conduct an independent inspection of the property for the benefit of the tenant, and owes no duty to independently verify the accuracy or completeness of statements made by the landlord or independent inspectors; provided, however, this does not limit the agent’s duties, as set forth above. A broker acting as a tenant’s agent may cooperate with other brokers but may not engage or create any subagents. A separate written tenant agency agreement is required which sets forth the duties and obligations of the parties, and notice of such agency relationship must be furnished to any prospective party to the proposed transaction in a timely manner. A broker shall not establish dual agency with any landlord or tenant. A transaction-broker: (i) will assist a landlord or a tenant or both throughout a real estate transaction with communication, advice, negotiation, contracting and closing without being an agent or advocate for any of the parties; (ii) does owe the parties a number of statutory obligations and responsibilities, including using reasonable skill and care in the performance of any oral or written agreement; and (iii) must also make the same disclosures as agents about adverse material facts concerning a property or a tenant’s financial ability to perform the terms of a transaction, but only to the extent actually known by the agent. A transaction broker may cooperate with other brokers but shall not engage or create any subagents. A landlord and tenant shall not be vicariously liable for a transaction-broker’s acts. A broker shall be considered a transaction-broker unless a single agency relationship is established through a written agreement between the broker and the party(ies) to be represented by such broker.

14.18 Parking. Provided no Default by Tenant or sublease exists, Tenant shall be entitled to the non-exclusive use of the Parking Area up to the maximum number of spaces set forth in the Summary, on a first come-first serve basis. Landlord shall be entitled to establish reasonable rules and regulations governing the use of the Parking Area including, without limitation, the right to issue parking permits and decals to be affixed to motor vehicles (with the reasonable costs thereof being a part of the Common Facilities Charges). Landlord may designate a specific area for Tenant’s parking spaces within the Parking Area subject to Tenant’s approval. Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any action against Landlord for any loss, damage or theft to or from any motor vehicle or other property of Tenant or Tenant’s Agents which occurs in or about the Parking Area except as caused by landlord or Landlord’s Agents. If any visitor parking is provided by Landlord in the Parking Area, the use thereof shall be limited to visitors of Tenant and other tenants of the Project, except as otherwise permitted by Landlord. Notwithstanding the foregoing, Tenant’s right to use such parking spaces shall be a license only and Landlord’s inability to make such spaces available at any time for reasons beyond Landlord’s control shall not constitute a default by Landlord under this Lease.

14.19 Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

14.20 Authority of Tenant. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

14.21 Removal of Cabling. Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Demised Premises. Landlord shall provide reasonable access to the Building’s electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant’s name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Lease Term or the early termination of the Tenant’s right to occupy the Demised Premises. Failure to remove any abandoned or unused cabling at the expiration or termination of the Lease Term or the early termination of Tenant’s right to occupy the Demised Premises will be deemed to be a holdover under Section 13.2 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant’s sole cost and expense. Notwithstanding anything in this Section 14.21 to the contrary, and provided that Tenant has vacated and surrendered exclusive possession of the Demised Premises on or before the expiration of this Lease, then (a) Tenant may remain in the Demised Premises for up to five (5) days after the expiration (but not the early termination) of this Lease for the sole purpose of removing the cabling and other items that Tenant is required to remove pursuant to this Section 14.21. and (b) Tenant’s possession of the Demised Premises for such purpose shall be subject to all of the terms and conditions of this Lease, except that Tenant shall have no obligation to pay Basic Rent or Tenant’s Pro Rata Share of the Common Facilities Charges, Taxes, or Landlord’s Insurance during such 5-day period.

14.22 Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

XV.	EFFECTIVENESS CONDITION.

15.1 The Existing Building C Lease. Tenant acknowledges and agrees that, as of the Effective Date, (a) the Demised Premises are currently leased by an unaffiliated third party (the “Existing Tenant”) pursuant to a written lease with Landlord (the “Existing Lease”), and (b) Tenant is in possession of the Demised Premises pursuant to a sublease with Existing Tenant.

15.2 Effectiveness Conditions. Notwithstanding anything in this Lease to the contrary, the effectiveness of this Lease is expressly conditioned on the satisfaction of each of the following conditions (collectively, the “Effectiveness Conditions”):

(a) Landlord and Existing Tenant will have unconditionally and irrevocably agreed to terminate the Existing Lease effective on or before July 31, 2013, as evidenced by (i) Landlord and the Existing Tenant duly signing and delivering to Landlord a written termination of lease (the “Termination”), which Termination shall be on the terms and conditions that are acceptable to Landlord, in Landlord’s sole and absolute discretion, and (ii) the Existing Tenant waiving, or being deemed to have waived, all conditions set forth in the Termination (if any).

(b) Tenant shall duly execute and deliver this Lease to Landlord;

(c) Tenant shall have delivered the Security Deposit in accordance with Section 4.8 of this Lease; and

(d) The existing Mortgagee shall have approved and consented to this Lease, in writing.

15.3 Failure of Effectiveness Conditions. If the Effectiveness Conditions have not been satisfied on or before the date that is thirty (30) days after the Effective Date (the “Contingency Deadline”), then either party may, at any time prior to the satisfaction of the Effectiveness Conditions, terminate this Lease upon written notice to the other party, in which event this Lease shall be null and void, ab initio, and of no force or effect.

15.4 Landlord Representation and Warranty. Landlord represents and warrants to Tenant that, except for Mortgagee’s security interest in the Demised Premises, no parties have rights to the Demised Premises beyond the Existing Tenant’s current lease term which, subject to Tenant’s execution of the Termination, will expire as of July 31, 2013, and there are no other leases, options or rights of first refusal with respect to the use or possession of the Demised Premises.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

HINES REIT 345 INVERNESS DRIVE, LLC, a Delaware limited liability company

By:	/s/ […***…]

Name:	[…***…]

Title:	Authorized Agent

TENANT:

GEVO, INC., a Delaware corporation

By:	/s/ […***…]

Name:	[…***…]

Title:	[…***…]

SIGNATURE PAGE

LEASE

BUILDING C, SUITE 310

345 INVERNESS DRIVE SOUTH

ENGLEWOOD, CO 80112

(GEVO, INC.)

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EXHIBIT “A”

Legal Description of Land

LOT 1B-2A,

INVERNESS SUBDIVISION FILING NO. SEVEN-10TH AMENDMENT,

COUNTY OF DOUGLAS,

STATE OF COLORADO.

[The remainder of this page intentionally left blank]

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EXHIBIT “B”

Depiction of the Demised Premises

[NOTE—Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Demised Premises]

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EXHIBIT “C”

Rules & Regulations

1.	The sidewalks, entrances shall not be obstructed or used for any purpose other than ingress and egress.

2.	No awning or other projection shall be displayed or attached to the outside walls of the Building without the prior written consent of Landlord. The standard blinds provided by Landlord shall not be removed from the windows and no other curtains, shades or screens, shall be installed without the prior consent of Landlord.

3.	SIGNAGE: See Exhibit & Standards. Tenant may place at Tenant’s expense one sign above the entry per Exhibit subject to Landlord’s prior written approval (which shall not be unreasonably withheld) and shall be subject to any applicable governmental laws, ordinances and regulations and in compliance with Landlord’s signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Demised Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

4.	All Tenant’s work to be done by State and or County licensed subcontractors and shall be Permitted by Douglas County, copies of which shall be delivered to Landlord. Tenant to provide Landlord with copies of its approved Construction Plans.

5.	The toilets, wash bowls and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

6.	No vehicles or animals of any kind (other than animals serving people with disabilities) shall be brought into or kept in or about the Demised Premises, and no cooking shall be done or permitted by any tenant on the Demised Premises, except the preparation of coffee, tea, hot chocolate and similar items and the use of microwave ovens for tenants and their employees shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate the Demised Premises.

7.	The Demised Premises shall not be used for the manufacturing of merchandise except as such storage may be incidental to the use of the Demised Premises for general purposes. No tenant shall occupy or permit any portion of his Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

8.	No tenant shall use, keep or permit to be used or kept any foul or noxious gas or substances in the Demised Premises or the Building or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants of the Building of neighboring buildings by reason of noise odors and/or vibrations, including, without limitation, by the use of any musical instrument, radio, phonograph, sound-producing instrument or device that can be heard outside the Demised Premises.

9.	No tenants shall place any radio or television antenna on the roof or on any part of the inside or outside of the Building without written permission of Landlord. No tenant shall operate any electrical device from which may emanate electrical waves, which may interfere with or impair radio or television broadcasting or reception from or in the Building or any part of the Project.

C-1

10.	Landlord reserves the right to exclude or expel from the Building or any part of the Project any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

11.	No tenant nor any of tenant’s servants, employees, agents, visitors or licensees, shall any time keep or permit to be kept upon the Demised Premises any inflammable, combustible or explosive fluid, chemical or substance without the approval of Landlord other than normal quantities of office supplies, Tenant’s materials and supplies used in its research and development operations.

12.	No additional locks or bolts of any kind shall be placed upon any of the doors by any tenant, nor shall any changes be made in existing locks or the mechanism thereof, except tenant shall at his option have the existing exterior locks re-keyed at their expense by Landlords locksmith.

13.	Permitted use only as specified in the terms of the Lease.

14.	Tenant shall maintain Liability insurance in the amounts specified in the Lease and name Landlord as Additional Insured and provide Landlord with a Certificate of Insurance.

15.	Tenant and their employees and guests shall observe all signs and posted speed limits and park within painted or assigned parking stalls only.

16.	Car repairs, waxing, washing or cleaning of vehicles within the Demised Premises is strictly prohibited.

17.	Tenant shall maintain at their expense the leased warehouse area at a temperature complying with local codes and requirements to protect fire sprinkler system from freezing during winter months; the code requirement is min. of 40 degrees.

18.	The expense of repairing any damage resulting from a violation of any Rule or Regulation herein shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

C-2

EXHIBIT “D”

Signage Specifications

The signage requirements for owner buildings shall be one building mounted sign, logos cannot be more than 1.5 times the character size, no character can be higher than 18 inches, the maximum allowable sign area for a fascia sign (whether rectangle or pin letter) shall be determined by multiplying the actual character height (which can be no higher than 18”) by two- thirds the length of the fascia or building elevation upon which such sign in placed, and no sign can be electrified (back lit or neon). The standard monument sign may be back lit. Landlord acknowledges that Tenant’s signage existing as of the Effective Date complies with the terms of this Lease.

For multi-tenant office/warehouse projects, where each tenant has its own entrance, there shall be one sign per tenant, logos cannot be more than 1.5 times the character size, no character can be higher than 18 inches, the maximum allowable sign area for the fascia sign (whether rectangle or pin letter) shall be determined by multiplying the actual character height (which can be no higher than 18”) by two-thirds the length of the fascia or building elevation upon which such sign is placed, and no sign can be electrified (back lit or neon).

D-1

EXHIBIT “E”

TENANT WORK LETTER

THIS TENANT WORK LETTER (this “Tenant Work Letter”) is attached to and a part of that certain Lease dated September 13, 2012 (the “Lease”), by and between HINES REIT 345 INVERNESS DRIVE, LLC, a Delaware limited liability company (“Landlord”) and GEVO, INC., a Delaware corporation (“Tenant”). All references in this Tenant Work Letter to Sections of the “Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter. Capitalized terms not otherwise defined in this Tenant Work Letter shall have the meanings given to such terms in the Lease.

SECTION 1

BASE BUILDING; LANDLORD WORK

1.1 Base Building. The “Base Building” means those portions of the Demised Premises and the Buildings which were in existence prior to the construction of Tenant’s Work.

1.2 Landlord Work. Landlord shall have no obligation for construction work or improvements on the Demised Premises, and Landlord’s contribution to the construction and improvements consists only of (a) delivery of possession of the Demised Premises to Tenant in the condition outlined in Section 2.13 of the Lease and (b) the delivery to Tenant of the Tenant Improvement Allowance in accordance with the terms and conditions of the Lease and this Tenant Work Letter.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Landlord shall, subject to the terms and conditions of the Lease and this Tenant Work Letter, provide the Tenant Improvement Allowance to be applied to the cost of Tenant’s Work. Tenant shall be entitled to the Tenant Improvement Allowance to be used for Tenant Improvement Allowance Items (as defined below). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter (a) in a total amount which exceeds the sum of the Tenant Improvement Allowance, or (b) prior to August 1, 2013.

2.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

(i) Payment of the fees of the “Architect”, the “Engineers,” and the “Project Manager,” as those terms are defined in Section 3.1 of this Tenant Work Letter, including, without limitation, all space planning fees and other design costs actually paid by Tenant (as documented by invoices);

(ii) The payment of plan check, permit and license fees relating to construction of Tenant’s Work;

(iii) The cost of construction of Tenant’s Work, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions;

EXHIBIT “E”-PAGE 1

(iv) The cost of any changes in the Base Building when such changes are required by the Construction Drawings (as defined below), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(v) The cost of any changes to the Construction Drawings or Tenant’s Work required by all applicable Laws, including, without limitation, all applicable building codes;

(vi) The costs of Landlord’s engineer and any other consultants retained by Landlord in connection with Landlord’s review of the Design Documents and Constructions Drawings;

(vii) Costs associated with electrical transformer and panels and HVAC equipment;

(viii) If, any only if, Landlord is retained as the Project Manager, a fee to Landlord for its coordination and review of Tenant’s Work in an amount equal to […***…] of the total cost of Tenant’s Work; and

(ix) Sales and use taxes.

(b) Unused Funds. Any unused portion of the Tenant Improvement Allowance upon completion of Tenant’s Work (if any, the “Unused Funds”) will not be refunded to Tenant or monies to which Tenant is entitled.

(c) Disbursement of the Tenant Improvement Allowance.

(i) Monthly Disbursements. During the construction of Tenant’s Work, Landlord shall make periodic disbursements of the Tenant Improvement Allowance (less a […***…], herein the “Retainage” ) for payments due the Contractor for labor and materials included in the Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant in accordance with the terms and conditions of this Section 2.2(c): provided, however, in no event shall Landlord be required to make disbursements more than once monthly. No Retainage shall be withheld on any other costs included in the Tenant Improvement Allowance Items, including, without limitation, design costs and permit fees. From time to time as Tenant receives draw requests from the Contractor (as defined below) during the construction of Tenant’s Work, or as Tenant pays Tenant Improvement Allowance Items to other of Tenant’s Construction Agents (as defined below), Tenant shall deliver to Landlord, as a condition to the disbursement of all or any portion of the Tenant Improvement Allowance: (1) an executed request for payment of the Contractor, in a form reasonably acceptable to Landlord, detailing the portion of the work completed; (2) invoices from all of Tenant’s Construction Agents for labor rendered and materials delivered to the Demised Premises; (3) executed unconditional partial mechanic’s lien waivers and releases (conforming to the requirements of applicable Law) from all of Tenant’s Construction Agents; and (4) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed, as between Landlord and Tenant, Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Not more than thirty (30) days thereafter, Landlord shall deliver a check payable to Tenant, the Contractor or such other of Tenant’s Construction Agents (as directed by Tenant in Tenant’s disbursement request) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2(c)(i). or (B) the balance of any remaining available portion of the Tenant Improvement Allowance (net of Retainage); provided, however, as a condition to the final

EXHIBIT “E”-PAGE 2	* Confidential Treatment Requested

disbursement of the remaining balance of the Tenant Improvement Allowance, including any Retainage (the “Final Disbursement”). Tenant shall deliver to Landlord, in addition to all other items set forth in this Section 2.2(c)(i), (y) an executed unconditional final mechanic’s lien waiver and release (conforming to the requirements of applicable Law) from all of Tenant’s Construction Agents and (z) a certificate from the Architect, in form and substance satisfactory to each Mortgagee, certifying that, as of the date of the certificate, Tenant’s Work has been completed in accordance with the Approved Working Drawings (as defined below). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(ii) Limitations. Landlord’s disbursement of the Tenant Improvement Allowance is subject to the limitations set forth in Rider 1 of the Lease.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant (the “Architect”) to prepare the Construction Drawings; provided, however, the Architect shall be reasonably satisfactory to Landlord and shall be licensed by the State of Colorado. Tenant shall retain the engineering consultants designated by Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Demised Premises, which work is not part of the Base Building; provided, however, the Engineers shall be reasonably satisfactory to Landlord and shall be licensed by the State of Colorado; provided, further, however, that Landlord may retain, as an Tenant Improvement Allowance Item, its own engineer to review the Construction Drawings and consult with the Engineers regarding the same. Tenant may retain a project manager to oversee Tenant’s Work (the “Project Manager”). The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall be subject to Landlord’s reasonable approval. Landlord shall advise Tenant, in writing, within five (5) business days after Landlord’s receipt of the Construction Drawings if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items). If Landlord fails to respond within the time period specified in this Section 3.1, Tenant may send a second notice (each, a “Reminder Notice”) to Landlord requesting Landlord’s approval. Landlord’s failure to respond within five (5) business days after its receipt of a Reminder Notice shall be deemed as Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same for quality, design, compliance with Laws or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

EXHIBIT “E”-PAGE 3

3.2 Final Working Drawings. Tenant shall supply the Architects and Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, HVAC requirements, electrical requirements and special electrical receptacle requirements for the Demised Premises, to enable the Engineers and the Architect to complete the Final Working Drawings (as defined below) in the manner as set forth below. Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for Tenant’s Work and Architect shall compile a fully-coordinated set of architectural, structural (if required), mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant, in writing, within five (5) business days after Landlord’s receipt of the Final Working Drawings for Tenant’s Work if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items). If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. If Landlord fails to respond within the time period specified in this Section 3.2. Tenant may send a Reminder Notice to Landlord requesting Landlord’s approval. Landlord’s failure to respond within five (5) business days after its receipt of a Reminder Notice shall be deemed as Landlord’s approval.

3.3 Approved Working Drawings. The Final Working Drawings with the changes required by Landlord pursuant to Section 3.2 above, if any, shall be approved by Landlord within five (5) business days after the date Tenant delivers the revised Final Working Drawings to Landlord prior to the commencement of construction of Tenant’s Work (the “Approved Working Drawings”). If Landlord fails to respond within the time period specified in this Section 3.3, Tenant may send a Reminder Notice to Landlord requesting Landlord’s approval. Landlord’s failure to respond within five (5) business days after its receipt of a Reminder Notice shall be deemed as Landlord’s approval. Upon receipt by Tenant of the Approved Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Demised Premises and that obtaining the same shall be Tenant’s sole responsibility; provided, however. that Landlord shall cooperate, at no cost to Landlord, with Tenant in executing permit applications and performing other ministerial acts necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

(a) The Contractor. A general contractor shall be retained by Tenant to construct Tenant’s Work. Such general contractor (“Contractor”) shall be (i) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) licensed in the State of Colorado and (iii) bonded and insured in accordance with the provisions of this Tenant Work Letter. Tenant agrees to use commercially reasonable efforts to obtain or cause to be obtained a “no lien” contract from the Contractor.

EXHIBIT “E”-PAGE 4

(b) Tenant’s Construction Agents. Upon Landlord’s written request, Tenant will request the Contractor to give Landlord a list of all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, together with the Contractor, the Architect, the Engineers and the Project Manager, collectively, “Tenant’s Construction Agents’’).

4.2 Construction of Tenant’s Work by Tenant’s Construction Agents.

(a) Conditions for Tenant’s Construction Agents and Tenant’s Work. Tenant and Tenant’s Construction Agents’ construction of Tenant’s Work shall comply with the following: (i) Tenant’s Work shall be constructed in accordance with the Approved Working Drawings and all Laws; and (ii) Tenant and Tenant’s Construction Agents shall abide by all reasonable rules made by Landlord’s property manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other lessees, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of Tenant’s Work.

(b) Indemnity. Tenant agrees to indemnify, protect, defend and hold Landlord and its Related Parties harmless against any and all Claims arising from or in any way related to, except to the extent caused by the negligence or intentional misconduct of Landlord or its Related (i) Tenant’s Work, (ii) any negligence or willful misconduct of Tenant or Tenant’s Construction Agents, or anyone directly or indirectly employed by any of them, (iii) Tenant’s non-payment of any amount arising out of Tenant’s Work and/or (iv) Tenant’s disapproval of all or any portion of any request for payment from Tenant’s Construction Agents.

(c) Requirements of Tenant’s Construction Agents. Tenant shall endeavor to have each of Tenant’s Construction Agents guarantee to Tenant and for the benefit of Landlord that the portion of Tenant’s Work for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Construction Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of Tenant’s Work, and/or the Building and/or the Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant’s Work shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(d) Insurance Requirements.

(i) General Coverages. Tenant shall require of Contractor that all of Tenant’s Construction Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

EXHIBIT “E”-PAGE 5

(ii) Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of Tenant’s Work, it being understood and agreed that Tenant’s Work shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Construction Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than […***…], and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(iii) General Terms. Certificates for all insurance carried pursuant to this Section 4.2(d) shall be delivered to Landlord before the commencement of construction of Tenant’s Work and before Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. All policies carried under this Section 4.2(d) shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Construction Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Construction Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

(iv) Governmental Compliance. Tenant’s Work shall comply in all respects with the following: (A) the applicable building code and other state, federal, city or quasi- govemmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (B) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (C) building material manufacturer’s specifications.

SECTION 5

GENERAL PROVISIONS

5.1 Tenant Representative. Tenant has designated […***…] as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter, until further written notice to Landlord.

5.2 Landlord’s Representative. Landlord has designated Liz Taylor of Hines as Landlord’s sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 “As-Built” Drawings and Specifications. A CADD-DXF diskette file and a set of mylar reproducibles of all “as-built” drawings and specifications of the Demised Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by all of Tenant’s Construction Agents shall be delivered by Tenant to Landlord, at Tenant’s expense, within thirty (30) days after the completion of Tenant’s Work.

EXHIBIT “E”-PAGE 6	* Confidential Treatment Requested

5.4 Force and Effect. The terms and conditions of this Tenant Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Tenant Work Letter and the Lease as to the specific matters which are the subject of this Tenant Work Letter, the terms and conditions of this Tenant Work Letter shall control.

[signature page follows]

EXHIBIT “E”-PAGE 7

IN WITNESS WHEREOF, Landlord and Tenant have executed this Tenant Work Letter as of the Effective Date of the Lease.

LANDLORD:

HINES REIT 345 INVERNESS DRIVE, LLC, a Delaware limited liability company

By:	/s/ […***…]

Name:	[…***…]

Title:	Authorized Agent

TENANT:

GEVO, INC., a Delaware corporation

By:	/s/ […***…]

Name:	[…***…]

Title:	[…***…]

EXHIBIT “E”

SIGNATURE PAGE

TENANT WORK LETTER

BUILDING C, SUITE 310

345 INVERNESS DRIVE SOUTH

ENGLEWOOD, CO 80112

(GEVO, INC.)

* Confidential Treatment Requested

RIDER 1

ADDITIONAL PROVISIONS

THIS RIDER 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Lease dated as of September 13, 2012 (the “Lease”), by and between HINES REIT 345 INVERNESS DRIVE, LLC, a Delaware limited liability company (“Landlord”) and GEVO, INC., a Delaware corporation (“Tenant”), for the Demised Premises described in the Lease.

1. RIDER 1. Capitalized terms not defined in this Rider 1 shall have the same meaning as set forth in the Lease. This Rider 1 forms a part of the Lease. Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control. All of the rights, options and concessions set forth in this Rider 1 are personal to the Tenant first named above (together with any assignee that assumes the Lease pursuant to a Permitted Transfer, “Original Tenant”), and may only be exercised and/or utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Tenant). All references to “Tenant” in this Rider 1 shall mean Original Tenant only. Time is of the essence of this Rider 1.

2.	TENANT IMPROVEMENT ALLOWANCE; TENANT’S WORK.

2.1 The Improvement Allowance. Landlord shall, subject to the terms and conditions of the Lease and the Tenant Work Letter (as defined below), provide Tenant with an improvement allowance not to exceed […***…] (the “Tenant Improvement Allowance”), for the purpose of contributing towards the costs of the design, engineering and construction of real property improvements or electrical and HVAC upgrades made to the Demised Premises; provided, however, in no event shall Landlord be required to fund or disburse any portion of the Tenant Improvement Allowance before August 1, 2013. Subject to Tenant’s compliance with the disbursement conditions set forth in Section 2.2(c) of the Work Letter, Landlord shall pay to Tenant the Tenant Improvement Allowance on or before the Commencement Date.

2.2 Tenant’s Work. Tenant shall perform all work required to complete the Demised Premises to a finished condition ready to open for Tenant’s business (collectively, “Tenant’s Work”). Tenant’s Work shall be performed in accordance with the Tenant Work Letter attached to the Lease as Exhibit E (the “Tenant Work Letter”). Tenant shall cause Tenant’s Work to be designed, engineered and constructed in a good and workmanlike manner, free of any defects, liens or other encumbrances, and in accordance with the terms and conditions of this Lease, the Tenant Work Letter and all applicable Laws.

2.3 Deadlines for Use. Notwithstanding anything in the Lease or this Rider 1 to the contrary, Tenant shall cause the Tenant Improvement Allowance to be used on or before the first (1st) anniversary of the Commencement Date (the “Deadline for Use”). If Tenant fails to cause the Tenant Improvement Allowance to be utilized on or before the Deadline for Use, Landlord shall have no obligation to provide all or any portion of the remaining balance of the Tenant Improvement Allowance to Tenant.

Rider 1-1	* Confidential Treatment Requested

2.4 Limitations. Notwithstanding anything in the Lease or this Rider 1 to the contrary, so long as a Default by Tenant is continuing under the Lease, Landlord shall have no obligation to provide or disburse all or any portion of the Tenant Improvement Allowance.

3.	PERMITTED TRANSFER.

3.1 Permitted Transfer. Notwithstanding anything in Section 8.16 of the Lease to the contrary, and provided there is no uncured Default by Tenant under the Lease, Tenant shall have the right, without the prior written consent of Landlord, to (a) assign the Lease to an Affiliate (as defined below), to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets or (b) sublease the Demised Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”): provided, however, that (i) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under the Lease, (ii) the assignee is a reputable entity and shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment or on the Effective Date, whichever is greater, (iii) no later than fifteen (15) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Demised Premises or part thereof, as may be the case, (iv) no later than fifteen (15) days after the effective date of the Permitted Transfer, the assignee or sublessee shall provide the documentation required pursuant to Section 8.16(h) of the Lease, and (v) within ten (10) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Rider 1. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, a Default by Tenant is then continuing.

3.2 Definitions. In addition to the terms elsewhere defined in the Lease, the following terms shall have the following meanings with respect to the provisions of the Lease:

(a) “Affiliate” shall mean any Person (as defined below) which is owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

(b) “control” means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.

(c) “Person” means an individual, partnership, trust, corporation, firm or other entity.

3.3 No Excess Rent Rights. Landlord acknowledges and agrees that the terms and conditions of Section 8.16(c) of the Lease shall not apply to any Permitted Transfer.

Rider 1-2

4.	OPTION TO RENEW.

4.1 Grant of Option. Subject to the terms and conditions of this Rider 1, Tenant shall have one (1) option to renew the Lease Term for one (1) consecutive additional period of sixty (60) months (the “Renewal Term”). There shall be no additional renewal terms beyond the Renewal Term set forth herein. Tenant must exercise its option to extend the Lease Term by giving Landlord written notice (the “Option Exercise Notice”) of its election to do so no later than nine (9) months, and no earlier than fifteen (15) months, prior to the expiration of the Lease Term. If Tenant fails to timely deliver the Option Exercise Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew the Lease.

4.2 Terms and Conditions of Option. The Renewal Term shall be on all the terms and conditions of the Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Renewal Term, and Basic Rent shall be adjusted to Market Rent (as defined below).

4.3 Market Rent. “Market Rent” means the annual amount per square foot (exclusive of Operating Expenses) that a willing tenant would pay and a willing landlord would accept in arm’s length bona fide negotiations, for a renewal lease of premises of comparable Class A so-called “office flex” space (built after 1998) being offered in the southeast suburban Denver submarket as of the end of the Lease Term as determined by Landlord and Tenant as set forth hereafter. The determination of Market Rent shall take into account typical market concessions, free rent periods, tenant improvement allowances, tenant inducements and costs and adjusted appropriately for any such concessions, allowances and costs not being provided or paid by Landlord in connection with the renewal of the Lease Term for Tenant’s of comparable size.

4.4 “Baseball” Arbitration. Within thirty (30) days following Landlord’s receipt of Tenant’s Option Exercise Notice, Landlord shall initially deliver to Tenant a designation of Market Rent (“Landlord’s Market Rent Designation”) and Landlord shall furnish data in support of such designation. Within thirty (30) days after receipt of Landlord’s Market Rent Designation, Tenant shall elect, in writing, either (i) to accept Landlord’s Designation (an “Acceptance Notice”), (ii) to withdraw the exercise of its option to renew (a “Withdrawal Notice”) or (iii) to submit the determination of market rent to “baseball” arbitration in accordance with subsections (b) through (f) below (the “Arbitration Notice”). Tenant’s failure to timely deliver either an Acceptance Notice, a Withdrawal Notice or an Arbitration Notice shall be deemed Tenant’s irrevocable revocation and rescission of its exercise of this option to extend, and, thereafter, Tenant shall have no further right to renew the Lease Term. Upon the timely giving of an Acceptance Notice or an Arbitration Notice, the Lease Term shall be deemed extended without the need for further act or deed of either party. Following Tenant’s delivery of an Arbitration Notice, Landlord and Tenant shall attempt to agree upon such Market Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord delivery of Landlord’s Market Rent Designation (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Market Rent and such determination shall be submitted to “baseball” arbitration in accordance with subsections (b) through (f) below.

Rider 1-3

(a) In the event that Landlord fails to timely generate the initial written notice of Landlord’s Market Rent Designation which triggers the negotiation period of this Section, then Tenant may commence such negotiations by providing the initial Market Rent notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the proposed Market Rent within which to accept such proposal. In the event Landlord fails to accept in writing such Market Rent proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon Market Rent using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Market Rent along with information justifying their Market Rate determination and such determination shall be submitted to arbitration in accordance with subsections (b) through (f) below.

(b) Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rent within one (1) business day after the exchange and opening of envelopes, then, within ten (10) business days after the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the 10-year period ending on the date of such appointment in the leasing of so-called “flex” space being offered in the Southeast Denver office flex submarket Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to Market Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrator, taking into account the requirements of this Section. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Market Rent (“MR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(c) The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant of such determination.

(d) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(e) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Denver County District Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(f) The cost of arbitration shall be paid by Landlord and Tenant equally.

4.5 Limitations; Termination of Option to Renew. Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder. In the event

Rider 1-4

that Tenant assigns the Lease (other than a Permitted Transfer) or subleases, in aggregate, more than 2% of the Demised Premises (other than a Permitted Transfer), the option to renew shall be extinguished. The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this Rider 1. Tenant shall not have the option to renew, as provided in this Rider 1, if, as of the date of the Option Exercise Notice, or as of the scheduled commencement date of the Renewal Term, (a) Default by Tenant is continuing or (b) Landlord has given more than two (2) notices of default in any 12-month period for nonpayment of monetary obligations.

4.6 Self-Operative; Amendment to Lease. Notwithstanding the fact that, upon Tenant’s delivery of an Acceptance Notice or an Arbitration Notice, the renewal of the Lease Term shall be self executing, Landlord and Tenant shall, promptly following Tenant’s delivery of an Acceptance Notice or an Arbitration Notice, execute one or more amendments to the Lease reflecting such additional term.

5.	RIGHT OF FIRST REFUSAL.

5.1 Grant of Right of First Refusal. Subject to the terms and conditions of this Rider 1, Landlord hereby grants to Tenant a right of first refusal to lease all space in Building B and Building C of the Project (the “First Refusal Space”). Notwithstanding the foregoing, such right of first refusal shall (a) commence only following the expiration or earlier termination of the initial lease (or leases, as the case may be) of the First Refusal Space, regardless of whether any such lease is executed prior to or after the Effective Date (including the expiration of any renewal, extension or expansion rights set forth in any such lease, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease) and (b) shall be subject and subordinate to the rights granted to HONEYWELL INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, the “Superior ROFR Holder”) to lease such First Refusal Space. Tenant’s right of first refusal shall be on the terms and conditions set forth in this Rider 1.

5.2 Procedure for Offer. If Landlord receives a bona fide written offer from an unaffiliated third party for the lease of all or any portion of the First Refusal Space (each, a “Bona Fide Offer”), and Landlord is willing to accept the Bona Fide Offer, Landlord shall give Tenant written notice (the “First Refusal Notice”) of the Bona Fide Offer including the actual offer agreed to by both parties, but only if the Superior ROFR Holder does not wish to lease such space; provided, however, that Landlord may redact any confidential information from the actual offer (including the name of the thirty party), or, if Landlord is prohibited from delivering the actual offer, Landlord may only provide a summary of the actual offer. Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the First Refusal Space on the same terms and conditions of the Bona Fide Offer (collectively, the “Bona Fide Offer Terms”). Landlord shall provide all material terms and conditions of Bona Fide Offer as part of the First Refusal Notice.

5.3 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver written

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notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice on the Bona Fide Offer Terms. Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space offered by Landlord to Tenant in the First Refusal Notice. Tenant may not elect to lease only a portion of the space offered in the First Refusal Notice, even if the space described in the First Refusal Notice comprises an area larger than the First Refusal Space or an area that does not comprise the entire First Refusal Space. If Tenant does not so notify Landlord within the 5-business day period, then Landlord shall be free to lease and/or re-lease all or any portion of the First Refusal Space from time to time to anyone to whom Landlord desires on any terms Landlord desires.

5.4 Other Terms and Conditions. Except as otherwise expressly set forth in the First Refusal Notice, Tenant shall take the First Refusal Space in its “AS IS” condition, and Landlord shall have no obligation for free rent, leasehold improvements or for any other tenant inducements for the First Refusal Space. Except as otherwise expressly set forth in the First Refusal Notice, the term of the Lease for the applicable portion of the First Refusal Space, and Tenant’s obligation to pay Rent for such First Refusal Space, shall commence upon the date of delivery of the First Refusal Space to Tenant and shall terminate on the date set forth in the First Refusal Notice.

5.5 Limitations. Tenant shall not have the right to lease the First Refusal Space, if, as of the date of the attempted exercise of any right of first refusal by Tenant, or as of the scheduled date of delivery of such First Refusal Space to Tenant, a Default by Tenant is continuing.

5.6 Termination of Right of First Refusal. Subject to Section 5.6 below, the right of first refusal granted herein shall terminate as to the entire First Refusal Space upon the failure by Tenant to timely exercise its right of first refusal with respect to the entire portion of the First Refusal Space as offered by Landlord in the First Refusal Notice.

5.7 Reinstated Right. Notwithstanding anything in this Rider 1 to the contrary, in the event the right of first refusal has terminated because of Tenant’s non-exercise of its rights in accordance with this Rider 1, Tenant’s right of first refusal shall be reinstated with respect to the space contained in the First Refusal Notice if Landlord intends to offer or accept overall economic terms that are less than […***…] of the economic terms offered to Tenant in the First Refusal Notice. In such an event, Landlord shall notify (“Reduced Terms Notice”) Tenant and such Reduced Term Notice shall set forth Landlord’s proposed economic terms and conditions upon which Landlord is willing to lease the First Refusal Space to Tenant (“Reduced Economic Terms”). If Tenant wishes to exercise its reinstated right of first refusal, Tenant shall, within three (3) business days of Tenant’s receipt of the Reduced Terms Notice, deliver written notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire space described in the Reduced Terms Notice on the Reduced Economic Terms. The Right of First Refusal herein shall continue and remain in effect so long as this Lease is in full force and effect, and shall apply to any future Bona Fide Offer. All provisions of this Rider 1 shall apply, mutatis mutandis, to any reinstated right of first refusal Tenant may have

5.8 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after Tenant’s exercise thereof, execute an amendment to the Lease for such First Refusal Space upon the terms and conditions as set forth in the First Refusal Notice and this Rider 1.

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6.	LICENSE RIGHTS: SIGNAGE.

6.1 Grant of Signage License.

(a) The Monument Sign License. Provided that a Default by Tenant is not continuing under the Lease, and so long as Tenant is leasing and occupying at least 29,865 rentable square feet in the Project, Landlord grants to Tenant a non-exclusive license (the “Monument Sign License”), for the Lease Term and any extensions thereof, for the purpose of operating, maintaining and repairing one (1) sign panel bearing only Tenant’s company name (the “Monument Signage”) on the Building’s existing signage monument facing Inverness Drive South (the “Monument”).

(b) The Signage License Area. The portions of the Project upon which the Monument Signage is or will be located is referred to herein collectively as the “Signage License Area.” Landlord makes no representations or warranties with respect to the Signage License Area, and Landlord shall have no liability of any kind or nature arising from or related to the Monument Signage. Tenant accepts the Signage License Area in its “AS IS” condition.

6.2 Design and Installation.

(a) Design. Tenant must obtain Landlord’s prior approval (which approval may be withheld or conditioned in Landlord’s reasonable discretion) as to all aspects of the design and installation of the Monument Signage.

(b) Installation. Installation of the Monument Signage shall be performed by Landlord: (i) at the sole cost of Landlord, (i) by a contractor reasonably approved by Landlord and Tenant, (iii) in a good and workmanlike manner, and (iv) in accordance with all Operational Requirements and the reasonable construction rules of Landlord.

6.3 Personal Property Taxes. Tenant will pay all sales, use and personal property taxes assessed against or attributable to the Monument Signage.

6.4 Permits and Operational Requirements. “Operational Requirements” means the following, as the same may be amended from time to time: (i) all Laws, (ii) requirements of Landlord’s insurance carriers, the electricity provider for the Project, and any property owners’ association or similar body (including, without limitation, any requirements imposed by the Inverness Planning and Architectural Control Committee pursuant to the Declaration of Protective Covenants for the Inverness Business Park), and (iii) the technical standards and rules and regulations of the Building.

6.5 Alterations. Tenant shall not make any alterations, improvements or additions to the Monument Signage or the Signage License Area without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

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6.6 Surrender and Removal. Upon the expiration or earlier termination of the Monument Sign License, Tenant shall, at Tenant’s sole cost and expense, remove the Monument Signage from the Project and surrender the Signage License Area to Landlord in the same condition as on the commencement of the Lease Term.

6.7 Indemnities; Insurance. The Signage License Area will be considered to be part of the Demised Premises solely for the purposes of any indemnity, waiver, or obligation to defend contained in the Lease or of any insurance policy carried by Tenant. Tenant shall insure the Monument Signage in accordance with the Lease.

[signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Rider 1 as of the Effective Date of the Lease.

LANDLORD:

HINES REIT 345 INVERNESS DRIVE, LLC, a Delaware limited liability company

By:	/s/ […***…]

Name:	[…***…]

Title:	Authorized Agent

TENANT:

GEVO, INC., a Delaware corporation

By:	/s/ […***…]

Name:	[…***…]

Title:	[…***…]

SIGNATURE PAGE

RIDER 1

BUILDING C, SUITE 310

345 INVERNESS DRIVE SOUTH

ENGLEWOOD, CO 80112

(GEVO, INC.)

* Confidential Treatment Requested